Exhibit (b):
                             AMENDED AND RESTATED
                             LETTER LOAN AGREEMENT

                                 June 18, 1997

Bank One, Texas, N.A.
910 Travis
Houston, Texas  77002
Attn:  John E. Elam, Jr.

Gentlemen:

     The undersigned, RAWSON-KOENIG, INC., a Texas corporation ("Borrower"), duly organized and existing under the laws of the State of Texas, has requested that BANK ONE, TEXAS, N.A. ("Lender") make a loan to Borrower. Lender has advised Borrower that Lender is willing to make such loan to Borrower upon the terms and subject to the conditions set forth in this letter loan agreement (the "Agreement"). In consideration for the above premises and the mutual promises and covenants herein contained, Borrower and Lender do hereby agree as follows:

     1. Loans. On the terms and subject to the conditions hereinafter set forth, Lender agrees to lend to Borrower, a sum evidenced by the below described promissory notes (the "Loans"). The Loans shall be evidenced by (i) a Term Promissory Note (the "Real Estate Note") in a form satisfactory to Lender and Borrower, in the principal amount of $4,200,000.00 (ii) a Term Promissory Note (the "Equipment Note") in a form satisfactory to Lender and Borrower, in the principal amount of $1,390,000.00, and (iii) a Revolving Promissory Note (the "Revolving Note") in a form satisfactory to Lender and Borrower, in the principal amount of $2,200,000.00, and (iv) an Advancing Term Promissory Note (the "Advancing Note") in a form satisfactory to Lender and Borrower, in the original principal amount of $1,000,000.00. The Real Estate Note, the Equipment Note, the Revolving Note and the Advancing Note and any renewals and extensions thereof, are collectively referred to as the "Notes". Each of the Notes shall be duly executed Borrower, and principal and interest thereon shall be due and payable in the manner and at the times set forth in such Notes.

     2.   Advances.

          (a) Subject to the terms hereof, Borrower may borrow, pay, reborrow and repay under the Revolving Note, provided, however, the maximum principal outstanding under the Revolving Note shall not exceed the lesser of (i) $2,200,000 or (ii) the Borrower's Loan Limit, as such term is defined in Schedule "A" attached hereto and made a part hereof. Borrower's requests for advances, whether for cash or Letter of Credit (hereinafter defined), under the Revolving Note shall specify the aggregate amount of the advance and the date of such advance. Borrower shall furnish to Lender a request for borrowing in a form satisfactory to Lender at least two (2) business days prior to the requested borrowing date. Lender shall make the requested funds or Letter of Credit available on the requested borrowing date to Borrower at Lender's principal banking office in Houston, Texas. If at any time prior to the maturity date of the Revolving Note, the outstanding advances under the Revolving Note exceed Borrower's Loan Limit as shown on any reports delivered to Lender under Paragraph 5(c) or as indicated by Lender's own records, Borrower shall, on the date of the delivery of such report to Lender or on

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the date of notice from Lender as to Lender's records, prepay on the Revolving
Note such amount as may be necessary to eliminate such excess.

          (b) On the terms and subject to the conditions hereinafter set forth, Lender agrees to make advances on the Revolving Note to Borrower for the issuance of one or more letters of credit the total outstanding amount of which shall not exceed $500,000.00 at any one time. Each of the letters of credit shall be evidenced by an Application and Agreement for Standby and/or Commercial Letter of Credit (the "Application") in a form satisfactory to Lender and Borrower, and shall mature no later than ninety (90) days after the maturity date of the Revolving Note. Each of these letters of credit and any renewals, extensions and modifications thereof are collectively referred to herein as the "Letter of Credit". Repayment of drafts against the Letter of Credit shall be governed by this Agreement and the Application, and shall be and is secured by the collateral and guaranties provided in Paragraph 9 hereof.

          (c) Subject to the terms hereof, Lender will lend to Borrower an aggregate amount not to exceed $1,000,000.00 to be used for Borrower's equipment purchases. From time to time, Borrower may submit to Lender requests for advances under the Advancing Note, which requests shall specify the aggregate amount of the advance and the date of such advance. Borrower shall only be entitled to an advance under the Advancing Note in an amount approved by Lender, and in no event shall any such advance exceed Borrower's actual cost of any such purchased equipment. Borrower shall furnish to Lender a request for borrowing in a form satisfactory to Lender and a copy of the invoice for the assets to be purchased, at least two (2) business days prior to the requested borrowing date. Lender shall make the requested funds available to Borrower at Lender's principal banking office in Houston, Texas. In connection with advances, Lender shall not be obligated to make any advances under the Advancing Note after June 18, 1998. Borrower shall not be entitled to reborrow any sums already repaid under the Advancing Note.

     3.   Conditions Precedent.

          (a) The obligation of Lender to make the initial advance under each Loan is subject to the condition precedent that Lender shall have received:

               (i) Duly executed copies of each document listed on the last page hereof relating to such Loan, in form and substance acceptable to Lender and its legal counsel (all such documents, together with this Agreement and any other security documents relating to the Loans, and any modifications thereof, to be hereinafter collectively referred to as the "Loan Documents");

               (ii) Written confirmation from Borrower that the Securities and Exchange Commission has no further comments in regard to Borrower's purchase of all of its issued and outstanding shares of common stock held or controlled by shareholders other than Catherine A. Rawson, Pamela Y. Rawson and Thomas C. Rawson (the "Public Shares") pursuant to the tender offer by Borrower to purchase the Public Shares;

               (iii) Confirmation that the price at which Borrower shall purchase its issued and outstanding shares shall not exceed that which is acceptable to Lender;

               (iv) An origination fee of 1/4 percent (0.25%) of funds advanced hereunder, as consideration for Lender's commitment to make such advances;

               (v) A Mortgagee Policy of Title Insurance in an amount and form satisfactory to Lender and Borrower; and

               (vi) An environmental assessment report for the real estate portion of the Collateral (described in Paragraph 9 hereof), which shall be in form and content satisfactory to Lender.

          (b) Lender's obligation to make any advances under the Loans shall be subject to the additional conditions precedent that, as of the date of such advance and after giving effect thereto: (i) all representations and warranties made by Borrower to Lender are true and correct, as if made on such date, (ii) all documents and proceedings shall be reasonably satisfactory to legal counsel for Lender, (iii) no condition or event exists which constitutes an Event of Default (as hereinafter defined) or which, with the lapse of time and/or giving of notice, would constitute an Event of Default, and (iv) all conditions precedent set forth in subparagraph (a) above shall have been satisfied.

     4. Representations and Warranties. In order to induce Lender to make the Loans, Borrower represents and warrants to Lender that:

          (a) The Loan Documents are the legal and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights;

          (b) All financial statements delivered by Borrower to Lender prior to the date hereof are true and correct, fairly present the financial condition of Borrower and have been prepared in accordance with generally accepted accounting principles, consistently applied; as of the date hereof, there are no obligations, liabilities or indebtedness (including contingent and indirect liabilities) which are material to Borrower and not reflected in such financial statements; and no material adverse changes have occurred in the financial condition or business of Borrower since the date of the most recent financial statements which Borrower has delivered to Lender;

          (c) Neither the execution and delivery of this Agreement and the other Loan Documents, nor consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof, will contravene or conflict with any provision of law, statute or regulation to which Borrower is subject or any judgment, license, order or permit applicable to Borrower or any indenture, mortgage, deed of trust or other instrument to which Borrower may be subject; no consent, approval, authorization or order of any court, governmental authority or third party is required in connection with the execution and delivery by Borrower of this Agreement or transactions contemplated herein or therein;

          (d) No litigation, investigation, or governmental proceeding is pending, or, to the knowledge of any of Borrower's officers, threatened against or affecting Borrower, which may result in any material adverse change in Borrower's business, properties or operations;

          (e) There is no specific fact known to Borrower that Borrower has not disclosed to Lender in writing which is likely to result in any material adverse change in Borrower's business, properties or operations;

          (f) Borrower owns all of the assets reflected on its most recent balance sheet free and clear of all liens, security interests or other encumbrances, except as previously disclosed in writing to Lender;

          (g) The principal office, chief executive office and principal place of business of Borrower is in Houston, Texas;

          (h) All taxes required to be paid by Borrower have in fact been paid, except for taxes being contested in good faith by appropriate proceedings for which adequate reserves have been established;

          (i) Borrower is not in violation of any law, ordinance, governmental rule or regulation to which it is subject, and is not in default under any material agreement, contract or understanding to which it is a party;

          (j) No written certificate or written statement herewith or heretofore delivered by Borrower to Lender in connection herewith, or in connection with any transaction contemplated hereby, contains any untrue statement of a material fact or fails to state any material fact necessary to keep the statements contained therein from being misleading; and

          (k) Borrower has taken all steps necessary to determine and has determined that no hazardous substances, or other substances known or suspected to pose a threat to health or the environment which are in violation of Applicable Environmental Laws ("Hazard[s]") exist with respect to the Collateral (hereinafter defined). No prior use, either by Borrower or, to Borrower's knowledge, the prior owners of the Collateral, has occurred, which violates any laws pertaining to health or the environment ("Applicable Environmental Laws"), including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Texas Water Code and the Texas Solid Waste Disposal Act. The Borrower's handling and maintenance of the Collateral does not and will not result in the disposal or release of any hazardous substance or Hazard on, in or to the Collateral. The terms "hazardous substance" and "release" shall each have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") shall each have the meanings specified in RCRA; provided, however, that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided further that, to the extent that the laws of the State of Texas establish a meaning for "hazardous substance", "release", "solid waste", or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader definition shall apply.

     5. Affirmative Covenants. Until payment in full of the Notes and all other obligations and liabilities of Borrower hereunder, Borrower agrees and covenants that (unless Lender shall otherwise consent in writing):

          (a) As soon as available, and in any event within thirty (30) days after the close of each calendar quarter of each fiscal year of Borrower, Borrower shall deliver to Lender an unaudited financial statement showing the consolidated and consolidating financial condition of Borrower and any subsidiary at the close of each such quarter and the results of operations during such quarter, which financial statements shall include, but shall not be limited to, a profit and loss statement, balance sheet and such other matters as Lender may reasonably request; all such quarterly financial statements shall be forwarded to Lender with a letter of transmittal from him in which he shall certify that Borrower is in compliance with all of the affirmative covenants contained in this Paragraph 5 and further stating that no Event of Default exists in the performance by Borrower of any of the other terms, conditions and covenants required under this Agreement to be performed by Borrower;

          (b) Within ninety (90) days after the end of each fiscal year of Borrower, Borrower shall deliver to Lender a copy of the annual audited financial statement of Borrower prepared in conformity with generally accepted accounting principles, certified (with no material qualifications or exceptions) by independent public accountants selected by Borrower and satisfactory to Lender, which show the consolidated and consolidating financial condition of Borrower and any subsidiary at the close of such fiscal year and the results of operations during such fiscal year, and shall include, but not be limited to, a profit and loss statement, balance sheet and such other matters as Lender may reasonably request;

          (c) As soon as available, and in any event within thirty (30) days after the end of each month, and upon each request for an advance Borrower shall deliver to Lender a Borrowing Base Report and Compliance Certificate in the form of Schedule "B" attached hereto together with such other information as may be deemed necessary or appropriate by Lender, and as soon as available, and in any event within thirty (30) days after the end of each month, Borrower shall deliver to Lender an aging and listing of all accounts of Borrower in a form acceptable to Lender;

          (d) Borrower shall conduct its business in an orderly and efficient manner consistent with good business practices and in accordance with all valid regulations, laws and orders of any governmental authority and will act in accordance with customary industry standards in maintaining and operating its assets, properties and investments;

          (e) Borrower shall maintain complete and accurate books and records of its transactions in accordance with generally accepted accounting principles, and will give Lender access during business hours to all books, records and documents of Borrower and permit Lender to make and take away copies thereof;

          (f) Borrower shall furnish to Lender, immediately upon becoming aware of the existence of any condition or event constituting an Event of Default or event which, with the lapse of time and/or giving of notice, would constitute an Event of Default, written notice specifying the nature and period of existence thereof and any action which Borrower is taking or proposes to take with respect thereto;

          (g) Borrower shall promptly notify Lender of (i) any material adverse change in its financial condition or business; (ii) any default under any material agreement, contract or other instrument to which Borrower is a party or by which any of its properties are bound, or any acceleration of any maturity of any indebtedness owing by Borrower, (iii) any material adverse claim against or affecting Borrower or any of its properties; and (iv) any litigation, or any claim or controversy which might become the subject of litigation, against Borrower or affecting any of Borrower's property, if such litigation or potential litigation might, in the event of an unfavorable outcome, have a material adverse effect on Borrower's financial condition or business or might cause an Event of Default;

          (h) Borrower shall promptly pay all lawful claims, whether for labor, materials or otherwise, which might or could, if unpaid, become a lien or charge on any property or assets of Borrower, unless and to the extent only that the same are being contested in good faith by appropriate proceedings and reserves deemed adequate by Lender have been established therefor;

          (i) Borrower shall maintain or cause to be maintained insurance from responsible and reputable companies in such amounts and covering such risks as is acceptable to Lender, is prudent and is usually carried by companies engaged in businesses similar to that of Borrower; Borrower shall furnish Lender, on request, with certified copies of insurance policies or other appropriate evidence of compliance with the foregoing covenant;

          (j) Borrower shall preserve and maintain all licenses, privileges, franchises, certificates and the like necessary for the operation of its business; and

          (k) Borrower shall promptly furnish to Lender, at Lender's request, such additional financial or other information concerning assets, liabilities, operations and transactions of Borrower as Lender may from time to time reasonably request;

          (l) Borrower shall give notice to Lender immediately upon acquiring knowledge of the presence of any Hazards relating to the Collateral, which is in a condition that is resulting or could reasonably be expected to result in any adverse environmental impact, with a full description thereof; promptly comply with all Applicable Environmental Laws requiring the notice, removal, treatment, or disposal of such hazardous substances; and provide Lender, within thirty (30) days after demand by Lender, with financial assurance evidencing to Lender's satisfaction that sufficient funds are available to pay the cost of removing, treating and disposing of any such known Hazards and discharging any liens or assessments that may be established relating to the Collateral; and

          (m) Borrower shall pay a letter of credit commission to Lender in respect of each Letter of Credit issued by Lender equal to the greater of $150 or an amount determined by multiplying (i) one percent (1%) of the face amount of such Letter of Credit by (ii) a fraction, the numerator of which shall be the number of days between the date of such Letter of Credit and the stated expiration date thereof and the denominator of which shall be 365; such commission shall be payable at the time a Letter of Credit is issued and upon any renewal or extension thereof; additionally, Borrower agrees to reimburse Lender for all actual out-of-pocket expenses incurred by Lender, such as advising or confirming bank fees, telex charges and the like and to pay those fees customarily charged by Lender for any amendments to a Letter of Credit.

     6. Negative Covenants. Until payment in full of the Notes and all other obligations and liabilities of Borrower hereunder, Borrower covenants that it shall not (unless Lender shall otherwise consent in writing):

          (a) Permit, at any time, its ratio of Current Assets to Current Liabilities to be less than 1.20 to 1.00; as used herein, the term "Current Asset" shall mean all assets of Borrower that, in accordance with generally accepted accounting principles, would be included as current assets on a balance sheet as of such date, and the term "Current Liabilities" shall mean all liabilities of Borrower that, in accordance with generally accepted accounting principles, would be included as current liabilities on a balance sheet as of such date;

          (b) Permit, at any time, its Fixed Charge Coverage Ratio to be less than 1.20 to 1.00; as used herein, the term "Fixed Charge Coverage Ratio" shall mean the ratio of (i) Borrower's after-tax net income, less dividends, plus depreciation and amortization, plus interest expense, plus lease expense, to
(ii) Borrower's interest expense, plus current maturities of long term debt and capital leases (not including debt under the Revolving Note), plus lease expense, all of which (except current maturities of long term debt and capital leases) are based on the immediately preceding four fiscal quarters of Borrower;

          (c) Permit Borrower's Tangible Net Worth to be less than $3,000,000 at any time during calendar year 1997; and each calendar year thereafter a sum equal to the previous calendar year's required minimum Tangible Net Worth, plus fifty percent (50%) of Borrower's Net Income for the previous calendar year; as used herein, the term "Tangible Net Worth" shall mean Borrower's shareholders' equity, minus all intangibles; "Net Income" shall mean net earnings (after income and state franchise taxes) determined in accordance with generally accepted accounting principles;

          (d) Permit, at any time, its ratio of total liabilities to Tangible Net Worth to be more than 2.50 to 1.00;

          (e) Incur or assume any indebtedness or borrow money, except for (i) the Loans; (ii) debt incurred in the ordinary course of business; and (iii) debt reflected on Borrower's most recent balance sheet; or sell any of its accounts receivable with or without recourse;

          (f) Endorse, guarantee, or otherwise become liable for the obligations of any person, firm or corporation except for endorsements of negotiable instruments by Borrower in the ordinary course of business;

          (g) Mortgage, assign, encumber, incur, assume or grant a security interest in or lien upon any of Borrower's assets, except to Lender (provided, however, that the foregoing shall not apply to an inchoate lien for taxes which are not delinquent or which are being contested in good faith and liens resulting from deposits to secure the payments of worker's compensation or social security or to secure the performance of bids or contracts in the ordinary course of business) and except for purchase money security interests required to secure the debt permitted pursuant to Subparagraph 6(e) hereinabove;

          (h) Liquidate, dissolve or reorganize; or merge or consolidate with, or acquire all or substantially all of the assets of, any other company, firm or association; or make any other substantial change in its capitalization or its business, except for Borrower's purchase of the Public Shares and the possible merger pursuant to the tender offer described in Paragraph 3(a)(ii) hereof;

          (i) Sell any of its assets used or useful in its business, except in the ordinary course of business; or sell any of its assets to any other person, firm or corporation with the agreement that such assets shall be leased back to Borrower;

          (j) Own, purchase or acquire, directly or indirectly, any promissory notes, stock or securities of any other person, firm or corporation, other than securities guaranteed as to the principal and interest by the United States government; or make any loans or advances to any other person, except those trade accounts receivable arising in the normal course of business and the purchase of the Public Shares pursuant to the tender offer described in Paragraph 3(a) (ii) hereof; or

          (k) Expend or enter into any commitment to expend any amount for the acquisition or lease of tangible, fixed or capital assets, including repairs, replacements and improvements, which are capitalized under proper accounting practice, which exceeds $2,000,000.00 in the aggregate during any fiscal year during the term hereof.

     7. Default. An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") shall occur:

          (a) Borrower shall fail to pay when due any principal of, or interest on, the Notes or any other fee or payment due hereunder or under any of the Loan Documents within ten (10) days of Lender's sending written demand therefor; provided, Lender shall not be obligated to send such demand more than twice per calendar year, and thereafter Borrower shall be in default upon its failure to pay such sums when due;

          (b) Any representation or warranty made in any of the Loan Documents shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made;

          (c) Default shall occur in the performance of any of the covenants or agreements of Borrower contained herein or in any of the other Loan Documents; provided, however, with respect to the Affirmative Covenants set forth in Paragraph 5 of this Agreement [specifically excluding Subparagraphs 5(f) and 5(g)] Borrower shall be entitled to a ten (10) day opportunity to cure such default after Lender has sent written notice of such occurrence; provided, Lender shall not be obligated to send such notice more than twice per calendar year, and thereafter Borrower shall be in default upon any such occurrence;

          (d) Borrower shall (i) apply for or consent to the appointment of a receiver, custodian, trustee, intervenor or liquidator of it or of all or a substantial part of its assets, (ii) voluntarily become the subject of a bankruptcy, reorganization or insolvency proceeding or be insolvent or admit in writing that it is unable to pay debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, (vi) become the subject of an order for relief under any bankruptcy, reorganization or insolvency proceeding, or (vii) fail to pay any money judgment against it before the expiration of thirty (30) days after such judgment becomes final and no longer subject to appeal;

          (e) An order, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition appointing a receiver, custodian, trustee, intervenor or liquidator of Borrower or of all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of thirty (30) days; or a complaint or petition shall be filed against Borrower seeking or instituting a bankruptcy, insolvency, reorganization, rehabilitation or receivership proceeding of Borrower, and such petition or complaint shall not have been dismissed within thirty (30) days;

          (f) Borrower shall default in the payment of any indebtedness of Borrower or in the performance of any of Borrower's material obligations and such default shall continue for more than any applicable period of grace; or

          (g) Any change in either (i) the management of Borrower at the Chief Executive Officer level and President level, or (ii) the ownership of controlling interest of the stock of Borrower (after the purchase of the shares pursuant to the tender offer described in paragraph 3(a)(ii) hereof) during the term of the Loans; as used herein, the term "controlling interest" shall mean 51% of the stock of Borrower; and if a shareholder is an individual, the death of such shareholder shall not be deemed to be a change in the ownership of such stock of Borrower.

     8. Remedies Upon Event of Default. If an Event of Default shall have occurred and be continuing, then Lender, at its option, may (i) declare the principal of, and all interest then accrued on, the Notes and any other liabilities of Borrower to Lender to be forthwith due and payable, whereupon the same shall forthwith become due and payable without notice, presentment, demand, protest, notice of intention to accelerate, or other notice of any kind, all of which Borrower hereby expressly waives, anything contained herein or in the Notes to the contrary notwithstanding, (ii) reduce any claim to judgment, and/or
(iii) without notice of default or demand, pursue and enforce any of Lender's rights and remedies under the Loan Documents or otherwise provided under or pursuant to any applicable law or agreement.

     9. Collateral. Payment of the Notes and performance of the obligations described herein shall be secured, or guaranteed, directly or indirectly, by a first priority (except as otherwise specified below) perfected security interest or mortgage, as the case may be, in and upon the following property and assets (the "Collateral"):

          (i) All of Borrower's general intangibles, equipment, accounts, inventory, instruments, chattel paper and documents; and

          (ii) Certain real estate located in Houston, Harris County, Texas, together with all improvements located or to be located thereon, and Haltom City, Tarrant County, Texas, together with all improvements located or to be located thereon.

     10.  Miscellaneous.

          (a) Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder and under the other Loan Documents shall be in addition to all other rights provided by law. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

          (b) Notices. Any notices or other communications required or permitted to be given by any of the Loan Documents must be given in writing and must be personally delivered or mailed by prepaid certified or registered mail to the party to whom such notice or communication is directed at the address of such party as follows:

          (i)  Borrower:      Rawson-Koenig, Inc.
                              2301 Central Parkway
                              Houston, Texas  77092

          (ii) Lender:        Bank One, Texas, NA
                              910 Travis Street
                              Houston, Texas  77002
                              Attn:  Corporate Lending

Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered as aforesaid, or, if mailed, on the third day after it is mailed as aforesaid. Any party may change its address for purposes of this Agreement by giving notice of such change to all other parties pursuant to this Paragraph 10(b).

          (c) Governing Law. This Agreement and the other Loan Documents are being executed and delivered, and are intended to be performed, in the State of Texas, and the substantive laws of Texas shall govern the validity, construction, enforcement and interpretation of this Agreement and all other Loan Documents, except to the extent: (i) otherwise specified therein; (ii) the federal or state laws governing national banking associations expressly supersede and have contrary application; or (iii) federal laws governing maximum interest rates shall provide for rates of interest higher than those permitted under the laws of the State of Texas.

          (d) Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

          (e) Maximum Interest Rate. It is the intention of the parties hereto to comply with the usury laws of the State of Texas and the United States; accordingly, it is agreed that notwithstanding any provision to the contrary in the Notes, or in any of the documents securing payment hereof or otherwise relating hereto, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable state or Federal law. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in the Notes or in any of the documents securing payment hereof or otherwise relating hereto, or in the event the maturity of the indebtedness evidenced by the Notes is accelerated in whole or in part, or in the event that all or part of the principal or interest of the Notes shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under the Notes or under any of the instruments securing payment hereof or otherwise relating hereto, on the amount of principal actually outstanding from time to time under the Notes shall exceed the maximum amount of interest permitted by the usury laws of the State of Texas and the United States, then, in any such event, (i) the provisions of this paragraph shall govern and control, (ii) neither Borrower nor its heirs, legal representatives or assigns or any other party liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount permitted by applicable state or Federal law, (iii) any such excess which may have been collected shall be, at the holder's option (at maturity or in the Event of Default hereunder), either applied as a credit against the then unpaid principal amount hereof or refunded to Borrower, and (iv) the effective rate of interest shall be automatically subject to reduction to the maximum lawful contract rate allowed under the usury laws of the State of Texas or the United States as now or hereafter construed by the courts having jurisdiction. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under the Notes or under such other documents which are made for the purpose of determining whether such rate exceeds the maximum lawful rate of interest, shall be made, to the extent permitted by the laws of the State of Texas and the United States, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the Loans, all interest at any time contracted for, charged or received from Borrower or otherwise by the holder of the Notes in connection with such Loans.

          (f) Entirety and Amendments. The Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof, and this Agreement and the other Loan Documents may be amended only by an instrument in writing executed by the party, or an authorized officer of the party, against whom such amendment is sought to be enforced.

          (g) Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that Borrower may not, without the prior written consent of Lender, assign any rights, powers, duties or obligations hereunder.

          (h) Headings. Paragraph and section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

          (i) Financial Terms. As used in this Agreement, all financial and accounting terms not otherwise defined herein shall be defined and calculated in accordance with generally accepted accounting principles consistently applied.

          (j) Hazardous Substances; Indemnification. Borrower shall protect, indemnify and hold Lender, its directors, officers, employees and agents, and any immediate successors to

Lender's interest in the Collateral and any other person who acquires any portion of the Collateral at a foreclosure sale or otherwise through the exercise of Lender's rights and remedies under the Loan Documents, and all directors, officers, employees and agents of all of the aforementioned indemnified parties, harmless from and against any and all actual or potential claims, proceedings, lawsuits, liabilities, damages, losses, fines, penalties, judgments, awards, costs and expenses (including, without limitation, attorneys' fees and costs and expenses of investigation) which arise out of or relate in any way to any use, handling, production, transportation, disposal or storage of any hazardous substance or solid waste whether by Borrower or any tenant or any other person during the ownership of the Collateral by Borrower, including, without limitation, (i) all foreseeable and all unforeseeable consequential damages directly or indirectly arising out of (A) the use, generation, storage, discharge or disposal of the Collateral by Borrower or (B) any residual contamination affecting any natural resource or the environment, and (ii) the cost of any required or necessary repair, cleanup, or detoxification of the Collateral and the preparation of any closure or other required remedial plans. In addition, Borrower agrees that in the event the Collateral is assigned an identification number by the Environmental Protection Agency, the Collateral shall be solely in the name of Borrower or other responsible person and, as between Borrower and Lender, Borrower shall assume any and all liability for such removed Collateral. All such costs, damages, and expenses referred to herein shall hereinafter be referred to as "Expenses". Borrower understands and agrees that its liability to the aforementioned indemnified parties shall arise upon the earlier to occur of (a) discovery of any violation of the Applicable Environmental Laws or (b) the institution of any Hazardous Materials Claim, and not upon the realization of loss or damage, and Borrower agrees to pay to Lender from time to time, immediately upon Lender's request, an amount equal to such Expenses, as reasonably determined by Lender. In addition, Borrower agrees that any Expenses incurred by Lender and not paid by Borrower shall be additional indebtedness of Borrower and shall be secured by the Loan Documents and shall accrue interest at the Maximum Rate. The agreements contained herein shall survive the repayment of the Note and the termination of the Loan Documents. As used herein, "Hazardous Materials Claims" shall mean any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders threatened, instituted or completed pursuant to any Applicable Environmental Laws, together with all claims made or threatened by any third party against Borrower or the Collateral relating to damage, contribution, cost recovery compensation, loss or injury resulting from any hazardous substance or solid waste. Notwithstanding anything to the contrary contained in this subparagraph or in the Loan Documents, it is hereby expressly agreed and understood that Borrower's obligation to protect, indemnify and hold Lender and the other aforementioned indemnified parties harmless from and against any and all Hazardous Materials Claims and Expenses pursuant to this subparagraph shall not apply to Hazardous Materials Claims or Expenses arising out of or relating in any way to any use, handling, production, transportation, disposal or storage of the Collateral directly caused by Lender or any such other indemnified party during the management, operation, possession or ownership of the Collateral by Lender or any such other indemnified party, and not resulting from a condition existing prior to the commencement of such management, operation, possession or ownership of the Collateral by Lender or any such other indemnified party.

     11. Construction and Conflicts. The provisions of this Agreement shall be in addition to those of the Notes, the Loan Documents and any guaranty, pledge or security agreement, note or other evidence of liability held by Lender, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent Lender from enforcing the Notes, the Loan Documents and any and all other notes, guaranty, pledge or security agreements in accordance with their respective terms. To the extent of any irreconcilable conflict between the terms hereof and the terms of the Notes, the Loan Documents or any other document executed in connection herewith, the terms of this Agreement shall control.

     12. NO ORAL AGREEMENTS. THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     If Lender agrees to the foregoing, Lender should execute this Agreement in the space indicated below.

                              "BORROWER"

                              RAWSON-KOENIG, INC.


                              By  /s/ THOMAS C. RAWSON
                                  ------------------------
                                  Thomas C. Rawson,
                                  Chairman of the Board


ACCEPTED:

"LENDER"

BANK ONE, TEXAS, NA

     /s/ JOHN E. ELAM
By  _________________________________
    John E. Elam, Jr., Vice President


List of Loan Documents

1.   Amended and Restated Letter Loan Agreement
2.   $4,200,000.00 Term Promissory Note (Real Estate Note)
3.   $1,390,000.00 Term Promissory Note (Equipment Note)
4    $2,200,000.00 Revolving Credit Note
5.   $1,000,000.00 Advancing Line of Credit
6.   Deed of Trust, Security Agreement and Assignment of Rents
7.   Amended and Restated Security Agreement
8.   Corporate Resolutions
9.   Notice of Invalidity of Oral Agreements

                                  SCHEDULE "A"


     "BORROWER'S LOAN LIMIT", as used herein, shall be based upon, and shall not exceed, the sum of: (a) eighty percent (80%) of Borrower's Eligible Accounts (as defined below) outstanding on the date of a request for a Loan advance; plus (b) the lesser of (i) $1,250,000 or (ii) fifty percent (50%) of the Net Security Value of Inventory (as defined below) of Borrower.

     An "ELIGIBLE ACCOUNT" shall mean an account which continuously meets each of the following requirements is an Eligible Account: (i) it is lawfully owned by Borrower, and Borrower has the right to transfer any interest therein; (ii) if it arises from the sale or lease of goods, the goods have been shipped or delivered to the person who is obligated on the account (the "account debtor");
(iii) if it arises from the performance of services, such services have been fully rendered, to the extent of the billing; (iv) it is a valid obligation of the account debtor, enforceable in accordance with its terms and free and clear of all liens, security interests, restrictions, setoffs, adverse claims, assessments, defaults, prepayments, defenses and conditions precedent other than the security interest created by this Letter Agreement; (v) rendered to the account debtor and is not evidenced by any instrument or chattel paper; (vi) it is not aged more than ninety (90) days from the date of invoice; (vii) it is not owed by any account debtor closely affiliated with, related to or employed by Borrower or domiciled outside of the United States (unless, in the case of an account debtor domiciled outside of the United States, such account is deemed by Lender to be properly secured); and (viii) it is not owed by an account debtor that has fifteen percent (15%) or more of its accounts with Borrower aged more than ninety (90) days from the date of invoice.

     "NET SECURITY VALUE OF INVENTORY" shall mean the net value of all inventory, with the exception of work in process, and after taking into account charges, liens and security interests (other than the interest of Lender) of all kinds against inventory, changes in the market value thereof, all transportation, processing and other handling charges affecting the value thereof, inventory surplus and estimated earnings on uncompleted contracts, all as determined by Lender in its reasonable discretion.

                                  SCHEDULE "B"

                BORROWING BASE REPORT AND COMPLIANCE CERTIFICATE



I.              Total Accounts Receivable:             $____________

                Less:  Ineligible Accounts            -$____________

                Eligible Accounts Receivable          =$____________

II.             Eligible Inventory:                    $____________

III.            80% x Eligible Accounts Receivable:    $____________

                The lesser of (i) 50% x Inventory
                or (ii) $1,250,000:                   +$____________

                Borrower's Loan Limit:                =$____________
                (maximum $2,200,000)

IV.             Current Principal Balance:             $____________

V.              Advance Request:                       $____________

VI.             Total Outstanding After Draw:          $____________

VII.            Available Funds/(Repayment Amount):    $____________


     The undersigned officer or Controller of Borrower, hereby certifies to Lender that to the best of his/her knowledge (i) the computations set forth above are true, correct and complete as of the date set forth above or as of the date of execution hereof, as the case may be, (ii) such computations have been made in full compliance with and conformity to the Letter Loan Agreement (the "Loan Agreement") between Borrower and Lender, and (iii) the matters set forth in Paragraph 3(b) of the Loan Agreement are true and correct.

     All capitalized terms used herein which have been defined in the Loan Agreement have been used in accordance with the definitions ascribed to them in the Loan Agreement.

     EXECUTED this ____ day of _____________, 19__.


                                             _________________________________
                                             (Signature of Certifying Officer)

                           RENEWAL AND MODIFICATION
                                PROMISSORY NOTE

                               (REAL ESTATE NOTE)

$4,200,000.00                   HOUSTON, TEXAS                   JUNE 18, 1997

     THIS RENEWAL AND MODIFICATION PROMISSORY NOTE (THE "NOTE") IS EXECUTED IN RENEWAL, EXTENSION, MODIFICATION AND ENLARGEMENT, BUT NOT EXTINGUISHMENT, SUBSTITUTION, NOVATION OR DISCHARGE, OF THE INDEBTEDNESS EVIDENCED BY THAT ONE CERTAIN PROMISSORY NOTE IN THE ORIGINAL PRINCIPAL AMOUNT OF $2,000,000.00 DATED JANUARY 29, 1988, EXECUTED BY RAWSON-KOENIG, INC. IN FAVOR OF KEYSTONE INTERNATIONAL, INC., AND SECURED BY A DEED OF TRUST OF EVEN DATE THEREWITH, DULY RECORDED UNDER CLERK'S FILE NO. L524904 OF THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS, WHICH NOTE AND LIENS WERE DULY TRANSFERRED AND ASSIGNED TO BANK ONE, TEXAS, N.A. BY THAT ONE CERTAIN TRANSFER OF NOTE AND LIENS DATED MAY 20, 1991 AS RECORDED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS, UNDER CLERK'S FILE NO. N191393, AND INCLUDING ANY AND ALL AMENDMENTS, MODIFICATIONS AND/OR RENEWALS THEREOF.

     FOR VALUE RECEIVED, the undersigned, RAWSON-KOENIG, INC., a Texas corporation (hereinafter called the "Maker"), promises to pay to the order of BANK ONE, TEXAS, N.A., a national banking association (hereinafter called the "Payee"), at its office located at 910 TRAVIS STREET, HOUSTON, TEXAS 77002, or at such other place as the Payee may designate in writing to the Maker, in lawful money of the United States of America, the principal sum of up to FOUR MILLION TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($4,200,000.00), or so much thereof that may be advanced and outstanding pursuant to the hereinafter defined Loan Agreement, together with interest thereon from the date hereof until maturity (determined on a daily basis and for the actual number of days elapsed based on either a 365 or 366 day year, as the case may be) at a fluctuating rate per annum equal to the lesser of (i) the Base Rate in effect from day-to-day and
(ii) the Maximum Rate. If at any time and from time to time the rate of interest calculated pursuant to item (i) above would exceed the Maximum Rate, thereby causing the interest payable hereon to be limited to the Maximum Rate, then any subsequent reduction in the rate specified in item (i) above shall not reduce the rate of interest hereon below the Maximum Rate until the total amount of interest accrued hereon from and after the date of the first advance hereunder equals the amount of interest which would have accrued hereon if the rate specified in item (i) above had at all times been in effect.

     As used herein, the term "Base Rate" means, at any time, the rate of interest per annum established from time to time by Payee. Without notice to the Maker or any other person, the Base Rate shall change automatically from time to time as and in the amount


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                                                                 ---------------
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by which such Base Rate shall fluctuate, with each such change to be effective as of the date of each change in such Base Rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Payee may make commercial loans or other loans at rates of interest at, above or below the Base Rate.

     As used herein, the term "Maximum Rate" shall mean, with respect to the holder hereof, the maximum nonusurious interest rate, if any, that at any time, may be under applicable law contracted for, taken, reserved, charged or received on the indebtedness evidenced by this Note. If applicable law ceases to provide for such a maximum rate of interest, the Maximum Rate shall be equal to eighteen percent (18%) per annum.

     The principal of and all accrued but unpaid interest on this Note shall be due and payable as follows:

     Monthly principal installments of TWENTY-THREE THOUSAND THREE HUNDRED THIRTY-THREE AND 33/100 DOLLARS ($23,333.33) each, plus interest accrued on the outstanding principal balance, the first installment becoming due and payable on or before JULY 21, 1997, with a like installment of principal, plus interest accrued on the outstanding principal balance becoming due and payable on or before the 21st day of each calendar month thereafter until JUNE 18, 2002, when this Note, including all principal and accrued and unpaid interest hereon shall be finally due and payable.

     The Maker reserves the right to prepay this Note, in whole or in part, at any time, without penalty or notice. All payments hereunder, whether designated as payments of principal or interest, shall be applied: first to unpaid and accrued interest; then to the discharge of any expenses or damages for which the Payee may be entitled to receive reimbursement under the terms of this Note or under the terms of any document executed in connection herewith; and, lastly, to unpaid principal in the inverse order of maturity. Unless changed in accordance with law, the applicable method of calculating the usury ceiling rate under Texas law shall be the indicated (weekly) ceiling rate in effect and applicable to the loan evidenced by this Note, as provided in Tex. Rev. Civ. Stat. Ann. art. 5069-1.04, as amended; provided, that the Payee may also rely on alternate maximum rates of interest under other applicable laws if they are higher. All past due principal and interest on this Note, whether due as the result of acceleration of maturity or otherwise, shall bear interest from the date the payment thereof shall have become due until the same have been fully discharged by payment at the Maximum Rate.

     This Note has been executed and delivered pursuant to, and is subject to certain terms and conditions in, that certain Amended and Restated Letter Loan Agreement of even date herewith, (said Agreement as previously amended and as it may hereafter be amended

                                                                  Initialed for
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                                                                 ---------------
or modified from time to time being the "Loan Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), and is the "Real Estate Note" referred to therein. The Payee shall be entitled to the benefits provided for in the Loan Agreement. Reference is made to the Loan Agreement for the statement of any obligation of the Payee to advance funds hereunder and the Events of Default (as defined therein) upon which the maturity of this Note may be accelerated. The time of payment of this Note is also subject to acceleration in the event the Maker defaults or otherwise fails to discharge its obligations under any of the instruments securing payment hereof.

     In the Event of Default hereunder or under any of the instruments securing payment hereof and the placing of this Note in the hands of an attorney for collection (whether or not suit is filed), or if this Note is collected by suit or legal proceedings or through the probate court or bankruptcy proceedings, the Maker agrees to pay the holder hereof the costs and reasonable attorney's fees incurred in the collection hereof.

     As recited in Paragraph 10(e) of the Loan Agreement, which paragraph is incorporated by reference herein, notwithstanding any provision herein to the contrary, the Payee shall never be entitled to receive or collect interest hereunder, nor shall or may amounts received hereunder be credited to interest hereunder, so that the Payee shall receive or be paid interest exceeding the maximum amount permitted by applicable law.

     Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by the holder hereof and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the holder hereof except to the extent that actual cash proceeds of such instrument are unconditionally received by the holder and applied to this indebtedness in the manner elsewhere herein provided.

     It is further agreed that the Payee shall have a first lien on all deposits and other sums at any time credited by or due from the Payee to any maker, endorser, surety or guarantor hereof as collateral security for the payment of this Note, and the Payee, at its option, may at any time, without notice and without any liability, hold all or any part of any such deposits or other sums until all sums owing on this Note have been paid in full and/or apply or set off all or any part of any such deposits or other sums credited by or due from the Payee to or against any sums due on this Note in any manner and in any order of preference which the Payee, in its sole discretion, chooses.

     The loan evidenced by this Note was negotiated and consummated in the State of Texas and it is agreed and understood that the legality, enforceability and construction hereof shall be governed by Texas law and, to the extent applicable, by the laws of the United States of America. The Maker and the Payee expressly agree, pursuant to Article 15.10(b) of Chapter 15 ("Chapter 15") of the Texas Credit Code, that Chapter 15 shall not

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                                                                 ---------------
apply to this Note or to any advance evidenced by this Note and that this Note and all such advances shall not be governed by or subject to the provisions of Chapter 15 in any manner whatsoever.

     This Note is secured as described in one or more Loan Documents referred to in the Loan Agreement, and secured as more particularly described in that certain Deed of Trust, Security Agreement, and Assignment of Rents and Profits of even date herewith.

     THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                              RAWSON-KOENIG, INC.



                              By  /s/ THOMAS C. RAWSON
                                  ---------------------------
                                  Thomas C. Rawson, Chairman
                                  of the Board of Directors




                   Page 4 of a 4 Page $4,200,000.00 Renewal
                       and Modification Promissory Note

                           RENEWAL AND MODIFICATION
                                PROMISSORY NOTE
                               (EQUIPMENT NOTE)

$1,390,000.00                   HOUSTON, TEXAS                   JUNE 18, 1997

     THIS RENEWAL AND MODIFICATION PROMISSORY NOTE (THE "NOTE") IS EXECUTED IN RENEWAL, EXTENSION, MODIFICATION AND ENLARGEMENT, BUT NOT EXTINGUISHMENT, SUBSTITUTION, NOVATION OR DISCHARGE, OF THE INDEBTEDNESS EVIDENCED BY THAT ONE CERTAIN PROMISSORY NOTE IN THE ORIGINAL PRINCIPAL SUM OF $575,000.00, DATED SEPTEMBER 22, 1987, EXECUTED BY RAWSON-KOENIG, INC. IN FAVOR OF TEXAS COMMERCE BANK OF FORT WORTH, WHICH NOTE WAS DULY TRANSFERRED AND ASSIGNED TO BANK ONE, TEXAS, N.A., INCLUDING ANY AND ALL AMENDMENTS, MODIFICATIONS AND/OR RENEWALS THEREOF.

     FOR VALUE RECEIVED, the undersigned, RAWSON-KOENIG, INC., a Texas corporation (hereinafter called the "Maker"), promises to pay to the order of BANK ONE, TEXAS, N.A., a national banking association (hereinafter called the "Payee"), at its office located at 910 TRAVIS STREET, HOUSTON, TEXAS 77002, or at such other place as the Payee may designate in writing to the Maker, in lawful money of the United States of America, the principal sum of up to ONE MILLION THREE HUNDRED NINETY THOUSAND AND NO/100 DOLLARS ($1,390,000.00), or so much thereof that may be advanced and outstanding pursuant to the hereinafter defined Loan Agreement, together with interest thereon from the date hereof until maturity (determined on a daily basis and for the actual number of days elapsed based on either a 365 or 366 day year, as the case may be) at a fluctuating rate per annum equal to the lesser of (i) the Base Rate in effect from day-to-day and (ii) the Maximum Rate. If at any time and from time to time the rate of interest calculated pursuant to item (i) above would exceed the Maximum Rate, thereby causing the interest payable hereon to be limited to the Maximum Rate, then any subsequent reduction in the rate specified in item (i) above shall not reduce the rate of interest hereon below the Maximum Rate until the total amount of interest accrued hereon from and after the date of the first advance hereunder equals the amount of interest which would have accrued hereon if the rate specified in item (i) above had at all times been in effect.

     As used herein, the term "Base Rate" means, at any time, the rate of interest per annum established from time to time by Payee. Without notice to the Maker or any other person, the Base Rate shall change automatically from time to time as and in the amount by which such Base Rate shall fluctuate, with each such change to be effective as of the date of each change in such Base Rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Payee may make commercial loans or other loans at rates of interest at, above or below the Base Rate.

                       Page 1 of a 4 Page $1,390,000.00           Initialed for
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                                                                    /s/ TR
                                                                 ---------------

     As used herein, the term "Maximum Rate" shall mean, with respect to the holder hereof, the maximum nonusurious interest rate, if any, that at any time, may be under applicable law contracted for, taken, reserved, charged or received on the indebtedness evidenced by this Note. If applicable law ceases to provide for such a maximum rate of interest, the Maximum Rate shall be equal to eighteen percent (18%) per annum.

     The principal of and all accrued but unpaid interest on this Note shall be due and payable as follows:

     Monthly installments of (i) all accrued and unpaid interest hereon, plus
     (ii) a principal installment in an amount based on an eighty-four (84) month equal amortization of the original outstanding principal amount of this Note; the first installment becoming due and payable on or before the thirtieth day after the advance of principal hereunder, with a like installment of principal, plus interest accrued on the outstanding principal balance becoming due and payable on or before the same day of each calendar month thereafter until JUNE 18, 2002, when this Note, including all principal and accrued and unpaid interest hereon shall be finally due and payable.

     The Maker reserves the right to prepay this Note, in whole or in part, at any time, without penalty or notice. All payments hereunder, whether designated as payments of principal or interest, shall be applied: first to unpaid and accrued interest; then to the discharge of any expenses or damages for which the Payee may be entitled to receive reimbursement under the terms of this Note or under the terms of any document executed in connection herewith; and, lastly, to unpaid principal in the inverse order of maturity. Unless changed in accordance with law, the applicable method of calculating the usury ceiling rate under Texas law shall be the indicated (weekly) ceiling rate in effect and applicable to the loan evidenced by this Note, as provided in Tex. Rev. Civ. Stat. Ann. art. 5069-1.04, as amended; provided, that the Payee may also rely on alternate maximum rates of interest under other applicable laws if they are higher. All past due principal and interest on this Note, whether due as the result of acceleration of maturity or otherwise, shall bear interest from the date the payment thereof shall have become due until the same have been fully discharged by payment at the Maximum Rate.

     This Note has been executed and delivered pursuant to, and is subject to certain terms and conditions in, that certain Amended and Restated Letter Loan Agreement of even date herewith, (said Agreement as previously amended and as it may hereafter be amended or modified from time to time being the "Loan Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), and is the "Equipment Note" referred to therein. The Payee shall be entitled to the benefits provided for in the Loan Agreement. Reference is made to the Loan Agreement for the statement of any obligation of the Payee to advance funds hereunder and the Events of Default (as defined therein) upon which the maturity of this Note may be accelerated. The time of payment


                       Page 2 of a 4 Page $1,390,000.00           Initialed for
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

of this Note is also subject to acceleration in the event the Maker defaults or otherwise fails to discharge its obligations under any of the instruments securing payment hereof.

     In the Event of Default hereunder or under any of the instruments securing payment hereof and the placing of this Note in the hands of an attorney for collection (whether or not suit is filed), or if this Note is collected by suit or legal proceedings or through the probate court or bankruptcy proceedings, the Maker agrees to pay the holder hereof the costs and reasonable attorney's fees incurred in the collection hereof.

     As recited in Paragraph 10(e) of the Loan Agreement, which paragraph is incorporated by reference herein, notwithstanding any provision herein to the contrary, the Payee shall never be entitled to receive or collect interest hereunder, nor shall or may amounts received hereunder be credited to interest hereunder, so that the Payee shall receive or be paid interest exceeding the maximum amount permitted by applicable law.

     Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by the holder hereof and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the holder hereof except to the extent that actual cash proceeds of such instrument are unconditionally received by the holder and applied to this indebtedness in the manner elsewhere herein provided.

     It is further agreed that the Payee shall have a first lien on all deposits and other sums at any time credited by or due from the Payee to any maker, endorser, surety or guarantor hereof as collateral security for the payment of this Note, and the Payee, at its option, may at any time, without notice and without any liability, hold all or any part of any such deposits or other sums until all sums owing on this Note have been paid in full and/or apply or set off all or any part of any such deposits or other sums credited by or due from the Payee to or against any sums due on this Note in any manner and in any order of preference which the Payee, in its sole discretion, chooses.

     The loan evidenced by this Note was negotiated and consummated in the State of Texas and it is agreed and understood that the legality, enforceability and construction hereof shall be governed by Texas law and, to the extent applicable, by the laws of the United States of America. The Maker and the Payee expressly agree, pursuant to Article 15.10(b) of Chapter 15 ("Chapter 15") of the Texas Credit Code, that Chapter 15 shall not apply to this Note or to any advance evidenced by this Note and that this Note and all such advances shall not be governed by or subject to the provisions of Chapter 15 in any manner whatsoever.

     This Note is secured as described in one or more Loan Documents referred to in the Loan Agreement.

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                   Renewal and Modification Promissory Notes     Identification:
                                                                    /s/ TR
                                                                 ---------------

     THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                              RAWSON-KOENIG, INC.



                              By    /s/ THOMAS C. RAWSON
                                    ------------------------------
                                    Thomas C. Rawson, Chairman
                                    of the Board of Directors


                       Page 4 of a 4 Page $1,390,000.00
                   Renewal and Modification Promissory Note

                     RENEWAL MASTER REVOLVING CREDIT NOTE


$2,200,000.00                   HOUSTON, TEXAS                 JUNE 18, 1997

     THIS RENEWAL MASTER REVOLVING CREDIT NOTE (THE "NOTE") IS EXECUTED AND DELIVERED IN REPLACEMENT, RENEWAL AND EXTENSION (NOT IN EXTINGUISHMENT) OF THE INDEBTEDNESS, BOTH UNPAID PRINCIPAL AND ACCRUED UNPAID INTEREST, AS OF THE DATE HEREOF, ON A CERTAIN REVOLVING PROMISSORY NOTE DATED APRIL 21, 1995, IN THE ORIGINAL PRINCIPAL AMOUNT OF $2,200,000.00 (THE "ORIGINAL NOTE"), WHICH ORIGINAL NOTE WAS EXECUTED BY RAWSON-KOENIG, INC. AND PAYABLE TO THE ORDER OF BANK ONE TEXAS, N.A., INCLUDING ANY AND ALL AMENDMENTS, MODIFICATIONS AND/OR RENEWALS THEREOF, AND ALL LIENS, SECURITY INTERESTS, PLEDGES, COLLATERAL ASSIGNMENTS AND GUARANTIES SECURING AND/OR GUARANTEEING PAYMENT OF THE ORIGINAL NOTE ARE HEREBY RATIFIED, CONFIRMED, RENEWED, EXTENDED AND BROUGHT FORWARD AS SECURITY AND/OR GUARANTY FOR THE PAYMENT HEREOF.

     FOR VALUE RECEIVED, the undersigned, RAWSON-KOENIG, INC., a Texas (hereinafter called the "Maker"), promises to pay to the order of BANK ONE TEXAS, N.A., a national banking association (hereinafter called the "Payee"), at its office located at 910 TRAVIS STREET, HOUSTON, TEXAS 77002, or at such other place as the Payee may designate in writing to the Maker, in lawful money of the United States of America, the principal sum of TWO MILLION TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($2,200,000.00), or so much thereof that may be advanced and outstanding pursuant to the hereinafter defined Loan Agreement, together with interest thereon from the date hereof until maturity (determined on a daily basis and for the actual number of days elapsed based on either a 365 or 366 day year, as the case may be) at a fluctuating rate per annum equal to the lesser of
(i) the Base Rate in effect from day-to-day and (ii) the Maximum Rate. If at any time and from time to time the rate of interest calculated pursuant to item
(i) above would exceed the Maximum Rate, thereby causing the interest payable hereon to be limited to the Maximum Rate, then any subsequent reduction in the rate specified in item (i) above shall not reduce the rate of interest hereon below the Maximum Rate until the total amount of interest accrued hereon from and after the date of the first advance hereunder equals the amount of interest which would have accrued hereon if the rate specified in item (i) above had at all times been in effect.

     As used herein, the term "Base Rate" means, at any time, the rate of interest per annum established from time to time by Payee. Without notice to the Maker or any other person, the Base Rate shall change automatically from time to time as and in the amount by which such Base Rate shall fluctuate, with each such change to be effective

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

as of the date of each change in such Base Rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Payee may make commercial loans or other loans at rates of interest at, above or below the Base Rate.

     As used herein, the term "Maximum Rate" shall mean, with respect to the holder hereof, the maximum nonusurious interest rate, if any, that at any time, may be under applicable law contracted for, taken, reserved, charged or received on the indebtedness evidenced by this Note. If applicable law ceases to provide for such a maximum rate of interest, the Maximum Rate shall be equal to eighteen percent (18%) per annum.

     Accrued interest hereon on the outstanding principal balance of this Note shall be due and payable in monthly installments as it accrues, the first installment becoming due and payable on or before JUNE 30, 1997, with a like installment becoming due and payable on or before the last day of each succeeding calendar month thereafter until APRIL 30, 1999 (the "Maturity Date"), when the outstanding principal balance of this Note, and all accrued and unpaid interest hereon, shall be finally due and payable. Until the earlier of an Event of Default or the Maturity Date, the Maker may borrow, pay, prepay in whole or in part and reborrow hereunder, subject to the terms and provisions relating to this Note as set forth in the Amended and Restated Letter Loan Agreement of even date herewith (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Loan Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) of even date herewith, so long as not more than $2,200,000 is outstanding at any one time, it being understood that this Note is a master revolving credit note and it being expressly contemplated that by reason of prepayments hereon there may be times when no indebtedness is owing hereunder; but, notwithstanding such occurrences, this Note shall remain valid and shall be in full force and effect as to loans or advances made subsequent to such occurrences.

     The Maker reserves the right to prepay this Note, in whole or in part, at any time, without penalty or notice. All payments hereunder, whether designated as payments of principal or interest, shall be applied: first to unpaid and accrued interest; then to the discharge of any expenses or damages for which the Payee may be entitled to receive reimbursement under the terms of this Note or under the terms of any document executed in connection herewith; and, lastly, to unpaid principal in the inverse order of maturity. Unless changed in accordance with law, the applicable method of calculating the usury ceiling rate under Texas law shall be the indicated (weekly) ceiling rate in effect and applicable to the loan evidenced by this Note, as provided in Tex. Rev. Civ. Stat. Ann. art. 5069-1.04, as amended; provided, that the

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                                                                 ---------------

Payee may also rely on alternate maximum rates of interest under other applicable laws if they are higher. All past due principal and interest on this Note, whether due as the result of acceleration of maturity or otherwise, shall bear interest from the date the payment thereof shall have become due until the same have been fully discharged by payment at a per annum rate equal to the lesser of (i) the Base Rate plus five percent (5%) or (ii) the Maximum Rate.

     This Note has been executed and delivered pursuant to, and is subject to certain terms and conditions in, the Loan Agreement and is the "Revolving Note" referred to therein. The Payee shall be entitled to the benefits provided for in the Loan Agreement. Reference is made to the Loan Agreement for the statement of any obligation of the Payee to advance funds hereunder and the Events of Default (as defined therein) upon which the maturity of this Note may be accelerated. The time of payment of this Note is also subject to acceleration in the event the Maker defaults or otherwise fails to discharge its obligations under any of the instruments securing payment hereof.

     All co-signers and endorsers of this Note are to be regarded as principals as to their respective joint and several liability to any legal holder hereof and the Maker, and each of the guarantors, sureties and endorsers, hereby expressly and severally waive grace, and all notices, demands, presentments for payment, notice of nonpayment, protest and notice of protest, notice of intent to accelerate, notice of acceleration of the indebtedness due hereunder, and diligence in collecting this Note or enforcing any security rights of the Payee under any document securing this Note, and agree (i) that the Payee or other legal holder of this Note may, at any time, and from time to time, on request of or by agreement with the Maker, extend the date of maturity of all or any part hereof, without notifying or consulting with any Maker or principal hereof, who shall remain fully obligated for the payment hereof; (ii) that it will not be necessary for the Payee or any holder hereof, in order to enforce payment of this Note, to first institute or exhaust its remedies against the Maker or other party liable therefor or to enforce its rights against any security for this Note; and (iii) to any substitution, exchange or release of any security now or hereafter given for this Note or the release of any party primarily or secondarily liable hereon.

     In the event of default hereunder or under any of the instruments securing payment hereof and the placing of this Note in the hands of an attorney for collection (whether or not suit is filed), or if this Note is collected by suit or legal proceedings or through the probate court or bankruptcy proceedings, the Maker agrees to pay the holder hereof the costs and reasonable attorney's fees incurred in the collection hereof.


                                                                   Initialed for
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                                                                    /s/ TR
                                                                 ---------------

     As recited in Paragraph 10(e) of the Loan Agreement, which Paragraph is incorporated by reference herein, notwithstanding any provision herein to the contrary, the Payee shall never be entitled to receive or collect interest hereunder, nor shall or may amounts received hereunder be credited to interest hereunder, so that the Payee shall receive or be paid interest exceeding the maximum amount permitted by applicable law.

     Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by the holder hereof and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the holder hereof except to the extent that actual cash proceeds of such instrument are unconditionally received by the holder and applied to this indebtedness in the manner elsewhere herein provided.

     It is further agreed that the Payee shall have a first lien on all deposits and other sums at any time credited by or due from the Payee to any maker, endorser, surety or guarantor hereof as collateral security for the payment of this Note, and the Payee, at its option, may at any time, without notice and without any liability, hold all or any part of any such deposits or other sums until all sums owing on this Note have been paid in full and/or apply or set off all or any part of any such deposits or other sums credited by or due from the Payee to or against any sums due on this Note in any manner and in any order of preference which the Payee, in its sole discretion, chooses.

     The loan evidenced by this Note was negotiated and consummated in the State of Texas and it is agreed and understood that the legality, enforceability and construction hereof shall be governed by Texas law and, to the extent applicable, by the laws of the United States of America. The Maker and the Payee expressly agree, pursuant to Article 15.10(b) of Chapter 15 ("Chapter 15") of the Texas Credit Code, that Chapter 15 shall not apply to this Note or to any advance evidenced by this Note and that this Note and all such advances shall not be governed by or subject to the provisions of Chapter 15 in any manner whatsoever.

     Payment of this Note is secured as described in one or more Loan Documents referred to in the Loan Agreement.


                                                                   Initialed for
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                                                                    /s/ TR
                                                                 ---------------

     THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                         RAWSON-KOENIG, INC.



                         By  /s/ THOMAS C. RAWSON
                             ------------------------------
                             Thomas C. Rawson, Chairman
                             of the Board of Directors




               Page 5 of a 5 Page $2,200,000.00 Credit Note

               RENEWAL AND MODIFICATION ADVANCING PROMISSORY NOTE

                              ("ADVANCING NOTE")


$1,000,000.00                    HOUSTON, TEXAS              JUNE 18, 1997

     THIS RENEWAL AND MODIFICATION ADVANCING PROMISSORY NOTE (THE "NOTE") IS EXECUTED AND DELIVERED IN REPLACEMENT, MODIFICATION, RENEWAL AND EXTENSION (NOT IN EXTINGUISHMENT) OF THE INDEBTEDNESS, BOTH UNPAID PRINCIPAL AND ACCRUED UNPAID INTEREST, AS OF THE DATE HEREOF, ON A CERTAIN PROMISSORY NOTE (ADVANCING TERM) DATED MAY 28, 1996, IN THE ORIGINAL PRINCIPAL AMOUNT OF UP TO $1,000,000.00 (THE "ORIGINAL NOTE"), WHICH ORIGINAL NOTE WAS EXECUTED BY RAWSON-KOENIG, INC. AND PAYABLE TO THE ORDER OF BANK ONE TEXAS, N.A., INCLUDING ANY AND ALL AMENDMENTS, MODIFICATIONS AND/OR RENEWALS THEREOF, AND ALL LIENS, SECURITY INTERESTS, PLEDGES, COLLATERAL ASSIGNMENTS AND GUARANTIES SECURING AND/OR GUARANTEEING PAYMENT OF THE ORIGINAL NOTE ARE HEREBY RATIFIED, CONFIRMED, RENEWED, EXTENDED AND BROUGHT FORWARD AS SECURITY AND/OR GUARANTY FOR THE PAYMENT HEREOF.

     FOR VALUE RECEIVED, the undersigned, RAWSON-KOENIG, INC., a Texas corporation (hereinafter called the "Maker"), promises to pay to the order of BANK ONE, TEXAS, NA, a national banking association (hereinafter called the "Payee"), at its office located at 910 TRAVIS STREET, HOUSTON, TEXAS 77002, or at such other place as the Payee may designate in writing to the Maker, in lawful money of the United States of America, the principal sum of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00), or so much thereof that may be advanced and outstanding pursuant to the hereinafter defined Loan Agreement, together with interest thereon from the date hereof until maturity (determined on a daily basis and for the actual number of days elapsed based on either a 365 or 366 day year, as the case may be) at a fluctuating rate per annum equal to the lesser of
(i) the Base Rate in effect from day-to-day and (ii) the Maximum Rate. If at any time and from time to time the rate of interest calculated pursuant to item
(i) above would exceed the Maximum Rate, thereby causing the interest payable hereon to be limited to the Maximum Rate, then any subsequent reduction in the rate specified in item (i) above shall not reduce the rate of interest hereon below the Maximum Rate until the total amount of interest accrued hereon from and after the date of the first advance hereunder equals the amount of interest which would have accrued hereon if the rate specified in item (i) above had at all times been in effect.

                                                                 Initialed for
                                                                 Identification:
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                                                                 ---------------

     As used herein, the term "Base Rate" means, at any time, the rate of interest per annum established from time to time by Payee. Without notice to the Maker or any other person, the Base Rate shall change automatically from time to time as and in the amount by which such Base Rate shall fluctuate, with each such change to be effective as of the date of each change in such Base Rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Payee may make commercial loans or other loans at rates of interest at, above or below the Base Rate.

     As used herein, the term "Maximum Rate" shall mean, with respect to the holder hereof, the maximum nonusurious interest rate, if any, that at any time, may be under applicable law contracted for, taken, reserved, charged or received on the indebtedness evidenced by this Note. If applicable law ceases to provide for such a maximum rate of interest, the Maximum Rate shall be equal to eighteen percent (18%) per annum.

     The principal of and all accrued but unpaid interest on this Note shall be due and payable as follows:

          Accrued interest hereon shall be due and payable in monthly installments as it accrues, the first such installment becoming due and payable on or before JULY 31, 1997, with a like installment being due and payable on or before the last day of each succeeding calendar month thereafter until and including JUNE 18, 1998 (the "Advancing Termination Date"). Thereafter, this Note shall be due and payable in monthly installments of (i) all accrued and unpaid interest hereon, plus (ii) a principal installment in an amount based on a sixty (60) month equal amortization of the outstanding principal amount of this Note as of the Advancing Termination Date; the first such installment becoming due and payable on or before one month after the Advancing Termination Date, with a like installment becoming due and payable on or before the same day of each of the succeeding calendar months thereafter until JUNE 18, 2003, when this Note, including all outstanding principal and accrued, unpaid interest hereon shall be fully and finally paid.

     The Maker reserves the right to prepay this Note, in whole or in part, at any time, without penalty or notice. All payments hereunder, whether designated as payments of principal or interest, shall be applied: first to unpaid and accrued interest; then to the discharge of any expenses or damages for which the Payee may be entitled to receive reimbursement under the terms of this Note or under the terms of any document executed in connection herewith; and, lastly, to unpaid principal in the

                                                                 Initialed for
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                Page 2 of a 4 Page $1,000,000.00 Advancing Note   /s/ TR
                                                                 ---------------
inverse order of maturity. Unless changed in accordance with law, the applicable method of calculating the usury ceiling rate under Texas law shall be the indicated (weekly) ceiling rate in effect and applicable to the loan evidenced by this Note, as provided in Tex. Rev. Civ. Stat. Ann. art. 5069-1.04, as amended; provided, that the Payee may also rely on alternate maximum rates of interest under other applicable laws if they are higher. All past due principal and interest on this Note, whether due as the result of acceleration of maturity or otherwise, shall bear interest from the date the payment thereof shall have become due until the same have been fully discharged by payment at the Maximum Rate.

     This Note has been executed and delivered pursuant to, and is subject to certain terms and conditions in, that certain Amended and Restated Letter Loan Agreement of even date herewith (said Agreement as it may hereafter be amended or modified from time to time being the "Loan Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), and is the "Advancing Note" referred to therein. The Payee shall be entitled to the benefits provided for in the Loan Agreement. Reference is made to the Loan Agreement for the statement of any obligation of the Payee to advance funds hereunder and the Events of Default (as defined therein) upon which the maturity of this Note may be accelerated. The time of payment of this Note is also subject to acceleration in the event the Maker defaults or otherwise fails to discharge its obligations under any of the instruments securing payment hereof.

     In the Event of Default hereunder or under any of the instruments securing payment hereof and the placing of this Note in the hands of an attorney for collection (whether or not suit is filed), or if this Note is collected by suit or legal proceedings or through the probate court or bankruptcy proceedings, the Maker agrees to pay the holder hereof the costs and reasonable attorney's fees incurred in the collection hereof.

     As recited in Paragraph 10(e) of the Loan Agreement, which paragraph is incorporated by reference herein, notwithstanding any provision herein to the contrary, the Payee shall never be entitled to receive or collect interest hereunder, nor shall or may amounts received hereunder be credited to interest hereunder, so that the Payee shall receive or be paid interest exceeding the maximum amount permitted by applicable law.

     Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by the holder hereof and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the holder hereof except to the extent that actual cash proceeds of such

                                                                 Initialed for
                                                                 Identification:
                Page 3 of a 4 Page $1,000,000.00 Advancing Note   /s/ TR
                                                                 ---------------
instrument are unconditionally received by the holder and applied to this indebtedness in the manner elsewhere herein provided.

     It is further agreed that the Payee shall have a first lien on all deposits and other sums at any time credited by or due from the Payee to any maker, endorser, surety or guarantor hereof as collateral security for the payment of this Note, and the Payee, at its option, may at any time, without notice and without any liability, hold all or any part of any such deposits or other sums until all sums owing on this Note have been paid in full and/or apply or set off all or any part of any such deposits or other sums credited by or due from the Payee to or against any sums due on this Note in any manner and in any order of preference which the Payee, in its sole discretion, chooses.

     The loan evidenced by this Note was negotiated and consummated in the State of Texas and it is agreed and understood that the legality, enforceability and construction hereof shall be governed by Texas law and, to the extent applicable, by the laws of the United States of America. The Maker and the Payee expressly agree, pursuant to Article 15.10(b) of Chapter 15 ("Chapter 15") of the Texas Credit Code, that Chapter 15 shall not apply to this Note or to any advance evidenced by this Note and that this Note and all such advances shall not be governed by or subject to the provisions of Chapter 15 in any manner whatsoever.

     This Note is secured as described in one or more Loan Documents referred to in the Loan Agreement.

     THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                              RAWSON-KOENIG, INC.


                              By  /s/ THOMAS C. RAWSON
                                  ---------------------------
                                  Thomas C. Rawson, Chairman
                                  of the Board of Directors



                Page 4 of a 4 Page $1,000,000.00 Advancing Note

                       DEED OF TRUST, SECURITY AGREEMENT
                            AND ASSIGNMENT OF RENTS


THE STATE OF TEXAS              (S)
                                (S)    KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF TARRANT               (S)
COUNTY OF HARRIS                (S)

     THAT THE UNDERSIGNED, RAWSON-KOENIG, INC., a Texas corporation (hereinafter called "Grantor"), whose address is 2301 Central Parkway, Houston, Texas 77092, for and in consideration of the indebtedness hereinafter described, have granted, bargained, sold and conveyed, and by these presents do grant, bargain, sell and convey, in trust, unto Mike Ballases, 910 Travis, Houston, Texas 77002, as Trustee and all substitute trustees hereunder (all of whom are hereinafter called "Trustee"), and unto his or their successors and assigns, forever, all and singular the property hereinafter described, situated in the Counties of Harris and Tarrant, and State of Texas, to wit:

     Those certain tracts or parcels of land being more particularly described by metes and bounds on Exhibit "A" attached hereto and made a part hereof for all purposes together with (a) all rights, titles, interests, estates, reversions and remainders owned and to be owned by Grantors in and to the above described premises and in and to the properties covered hereby and all lands owned or to be owned by Grantors next or adjacent to any land herein described or herein mentioned; (b) all buildings and improvements now or hereafter located on the lands described or mentioned; (c) all rights, titles and interests now owned or hereafter acquired by Grantors in and to all easements, streets and rights-of-way of every kind and nature adjoining the said lands, and all public or private utility connections thereto, and all appurtenances, servitudes, rights, ways, privileges and prescriptions thereunto; (d) the escrowed sums described in paragraph (5) hereof, all goods, equipment, fixtures, inventory, machinery, furniture, furnishings and other personal property that is now owned or hereafter acquired by Grantors and now or hereafter affixed to, or located on, the above described real estate and used or usable for any present or future operation of any building or buildings now or hereafter located on said lands, including without limitation, all rights, titles and interests of Grantors in and to any such personal property that may be subject to any title retention or security agreement superior in lien or security interest to the lien or security interest of this Deed of Trust; (e) all permits, licenses, franchises, certificates, utility commitments and/or reservations, wastewater capacity reservations and other rights and privileges obtained in connection with the property described herein; (f) all rights, titles and interests of Grantors in and to all timber to be cut, or crops to be harvested, from the real estate covered hereby and all minerals in, under, and upon, produced and to be produced from said real estate; and without limitation of the foregoing, any and all rights, rents, revenues, benefits, leases, contracts, accounts, general intangibles, money, instruments, documents, tenements, hereditaments and appurtenances now or hereafter owned by Grantors and appertaining to, generated from, arising out of or belonging to the above-described properties or any part thereof (all of the aforesaid being hereinafter sometimes called the "Mortgaged Property").

     TO HAVE AND TO HOLD the Mortgaged Property unto Trustee and his assigns, forever, and Grantors do hereby bind Grantors, their respective heirs, legal representatives, successors and assigns, to warrant and forever defend the Mortgaged Property unto Trustee, his successors and assigns, forever, against the claim or claims of all persons whomsoever claiming or to claim the same, or any part thereof.

     This conveyance is made in trust, however, to secure and enforce the payment of those certain promissory notes (hereinafter sometimes called "Note", whether one or more) of even date herewith as follows: (i) a Term Promissory
Note in the original principal amount of $4,200,000.00 (the "Real Estate Note") with a final maturity date of June 18, 2002; (ii) a Term Promissory Note in the original principal amount of $1,390,000.00 (the "Equipment Note") with a final maturity date of June 18, 2002; (iii) a Revolving Promissory Note (the "Revolving Note") in the original principal amount of $2,200,000.00 with a final maturity date of April 30, 1999; and (iv) an Advancing Term Promissory Note (the "Advancing Note") in the original principal amount of $1,000,000.00 with a final maturity date of June 18, 2003, executed by Grantors, payable to the order of BANK ONE, TEXAS, N.A. (hereinafter called "Beneficiary"), whose address is 910 Travis, Houston, Texas 77002, which Note bears interest at the rate therein stated, such Note providing in part, that if certain defaults occur, the unpaid principal thereof and all accrued unpaid interest may be declared due and payable, at the holder's option, prior to the stated maturity thereof, and providing further for the payment of attorney's fees and other expenses of collection under certain circumstances, and (b) the performance of all covenants and agreements of Grantors herein.

     This Deed of Trust, Security Agreement and Assignment of Rents (herein called "Deed of Trust") shall secure, in addition to the Note, all funds hereafter advanced by Beneficiary to or for the benefit of Grantors, as contemplated by any covenant or provision herein contained or for any other purpose related thereto, (all of the aforesaid, including all amounts payable under the Note, being hereinafter sometimes called the "Indebtedness"). Said indebtedness shall be payable at the above stated address of Beneficiary or at such other place as Beneficiary may hereafter direct in writing; and, unless otherwise provided herein or in the instrument evidencing the Indebtedness, shall bear interest at the same rate per annum as the Note bears, from date of accrual of the Indebtedness until paid. In addition, any and all attorney's fees and expenses of collection payable under the terms of the Note shall be and constitute a part of the Indebtedness secured hereby. This Deed of Trust shall also secure all renewals, rearrangements, extensions and enlargements of any of the Indebtedness.

     For $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors have GRANTED, BARGAINED, SOLD, ASSIGNED and CONVEYED, and by these presents do GRANT, BARGAIN, SELL, ASSIGN and CONVEY absolutely unto Beneficiary, any and all rents, revenues, income, proceeds, profits, security and other benefits paid or payable by parties for the use, lease, license, operation or other enjoyment of the Mortgaged Property (herein collectively called "Rents"), subject only to the hereinafter described license, TO HAVE AND TO HOLD unto Beneficiary forever, and Grantors do hereby bind Grantors, their respective heirs, legal representatives, successors and assigns to warrant and forever defend the title to the Rents unto Beneficiary against every person whomsoever lawfully claiming or to claim the same, or any part thereof. Grantors represent and warrant that Grantors have not previously assigned or pledged, and will not hereafter assign or pledge, all or any portion of the Rents. Beneficiary hereby grants Grantors a limited license to exercise and enjoy all incidences of ownership of the Rents, including without limitation the right to collect, demand, sue for, attach, levy, recover and receive the Rents. Grantors hereby agree to receive all Rents and hold the same as a trust fund to be applied first to the payment of the Note, second to the payment of all taxes, insurance premiums, utility charges, maintenance and repair costs, replacement reserves and other operating, management and maintenance expenses of the Mortgaged Property, as same become due, and finally, Grantors may use the balance of the Rents collected in any manner not inconsistent with this Deed of Trust. So long as the license is in effect, Grantors (a) shall comply with their obligations under all leases of all or portions of the Mortgaged Property,
(b) shall maintain each of such leases in full force and effect during the term thereof, (c) shall, upon Beneficiary's request, deliver to each tenant under such leases a notice of this assignment of Rents in a form acceptable to Beneficiary, (d) upon request by Beneficiary, shall deliver Beneficiary true and correct copies of such leases, and (e) shall not anticipate or collect any Rents more than thirty (30) days in advance of the time when the same become due under the terms of the leases.

     Upon the occurrence of a default under this Deed of Trust, which continues after the expiration of the applicable curative or grace period (if any), the hereinabove described license shall immediately terminate without any action being required of Beneficiary, and any and all tenants are hereby authorized by Grantors, upon written notice to such tenants by Beneficiary, to make future payments of Rents to Beneficiary without further consent of Grantors. Thereafter, Beneficiary shall have the exclusive right, power and authority to collect the Rents, regardless of whether a foreclosure sale of the remainder of the Mortgaged Property has occurred under this Deed of Trust, or whether Beneficiary has taken possession of the remainder of the Mortgaged Property or attempted to do any of the same.

     Neither the acceptance by Beneficiary of this assignment of Rents, nor the granting of any other right, power, privilege or authority herein concerning the Rents, nor the exercise of any of the aforesaid, shall (a) prior to the actual taking of physical possession and operational control of the Mortgaged Property by Beneficiary, be deemed to constitute Beneficiary as a "mortgagee in possession", or (b) at any time thereafter, obligate Beneficiary (i) to appear in or defend any action or proceeding relating to the Rents or the remainder of the Mortgaged Property, (ii) to take any action hereunder, (iii) to expend any money or incur any expenses or perform or discharge any obligation, duty or liability with respect to any lease, (iv) to assume any obligation or responsibility for any deposits which are not physically delivered to Beneficiary, or (v) for any injury or damage to person or property sustained in or about the Mortgaged Property.

     Upon the payment in full of the Indebtedness secured by this Deed of Trust, Beneficiary agrees to re-assign the Rents to Grantors.

     In order to better secure payment of the Indebtedness, and to secure performance of Grantors' covenants and agreements set forth herein, Grantors do hereby jointly and severally covenant and agree with Beneficiary and with Trustee and represent and warrant to Beneficiary and Trustee as follows:

     1. Payment of Indebtedness. Grantors shall pay all of the Indebtedness, together with the interest and other appurtenant charges thereon, when the same shall become due, in accordance with the terms of the Note and all other instruments evidencing the Indebtedness or evidencing any renewals, rearrangements, extensions or enlargements of the same, or any part thereof.

     2. Title of Grantors; Legal Existence; Compliance with Laws. Grantors represent and warrant that they have good and indefeasible title in fee simple to the above described land and the improvements thereon, that the Mortgaged Property is free from encumbrance superior to the liens and security interests hereby created, unless otherwise herein provided, and that Grantors have full right and authority to make this conveyance. Grantors agree to maintain and preserve their legal existence (as permitted in Letter Loan Agreement of even date herewith) and all related rights, franchises and privileges. Grantors shall at all times comply with and perform all obligations under any applicable laws, statutes, regulations or ordinances relating to the Mortgaged Property and Grantors' use and operation thereof. Except as otherwise reflected in any written environmental report furnished by Grantors to Beneficiary (the "Environmental Report"), the Mortgaged Property has never been used as a toxic or hazardous waste or substance disposal site, nor are any toxic or hazardous wastes or substances disposed of, stored on, or contained in the Mortgaged Property in any way which could subject Grantors, Beneficiary, or any subsequent lienholder of the Mortgaged Property to liability or damages under any applicable laws pertaining to health or the environment. Grantors will defend, at their own cost and expense, indemnify and hold Beneficiary harmless from and against, any action, proceeding, claim, liability or damages arising from, in connection with, or in any way affecting or related to, the Mortgaged Property or any breach, default or noncompliance with any legal requirement (including, without limitation, any applicable laws pertaining to health or the environment), and all costs and expenses incurred by Beneficiary in protecting its interests hereunder or defending itself in such an event (including all court costs and attorneys' fees) shall be borne by Grantors.

     3. Insurance. Grantors shall keep all buildings and other property covered by this Deed of Trust insured against fire and lightning with extended coverage and against such other risks as Beneficiary may require, in an amount not less than 100% of the full insurable value, with loss made payable to Beneficiary pursuant to the Texas standard mortgagee clause, without contribution, and shall deliver certificates of the policies of insurance to Beneficiary promptly as issued. Such policies shall provide, by way of riders, endorsements or otherwise (so long as readily available), that the insurance provided thereby shall not be terminated, reduced or otherwise limited regardless of any breach of the representations and agreements set forth therein, and that no such policy shall be cancelled, endorsed or amended to any extent unless the issuer thereof shall have first given Beneficiary at least fifteen (15) days' prior written notice. If Grantors fail to furnish such certificates, Beneficiary, at its option, may procure such insurance at Grantors' expense. All certificates (or binders) for the renewal and substitute policies of insurance shall be delivered to Beneficiary at least ten (10) days before termination of the insurance protection replaced by such renewal or substituted policies. In case of loss, Beneficiary, at its option, shall be entitled to receive and retain the proceeds of the insurance policies, applying the same toward payment of the Indebtedness as Beneficiary shall see fit, or at Beneficiary's option, Beneficiary may pay the same over wholly or in part to Grantors for the repair of said building or buildings or for the erection of a new building or buildings in their place, or for any other purpose satisfactory to Beneficiary, but Beneficiary shall not be obligated to see to the proper application of any amount paid over to Grantors; provided, however, Beneficiary shall fund the insurance proceeds to Grantors, at Grantor's request, for the repairs or replacement of the building or buildings if, as determined in the sole discretion of Beneficiary: (A) the insurance proceeds plus the amount of cash deposited by Grantors with Beneficiary are adequate to complete such restoration work; and (B) the construction of all improvements (including the restoration work) will be completed no later than eighteen months from the date of this Deed of Trust. If Beneficiary allows payment of all or part of such proceeds to Grantors, such payments shall be disbursed on such terms and subject to such conditions as Beneficiary may specify. Grantors agree that regardless of whether any insurance proceeds payable to them are sufficient to pay the costs of repair and restoration of the Mortgaged Property, they shall promptly commence and carry out the repair, replacement, restoration and rebuilding of any and all of the Mortgaged Property damaged or destroyed by fire or other casualty so as to return same, to the extent practicable, to its condition immediately prior to such damage to or destruction thereof. Grantors shall not permit or carry on any activities within or relating to the Mortgaged Property that are prohibited by the terms of any insurance policy covering any part of the Mortgaged Property. In the event of a foreclosure of this Deed of Trust, the purchaser of the Mortgaged Property shall succeed to all of the rights of Grantors, including any right to unearned premiums, in and to all policies of insurance assigned and delivered to Beneficiary pursuant to the provisions of this Deed of Trust. Regardless of the types or amounts of insurance required and approved by Beneficiary, Grantors shall assign and deliver to, and do hereby assign to, Beneficiary all policies of insurance that insure against any loss or damage to the Mortgaged Property, as collateral and further security for the payment of the Indebtedness.
Grantors shall also obtain and maintain in force and effect such liability and other insurance policies and protection as Beneficiary may from time to time specify.

     4. Taxes and Assessments. Grantors shall pay all taxes and assessments against the Mortgaged Property, including, without limitation, all taxes in lieu of ad valorem taxes, as the same become due and payable. Upon request of Beneficiary, Grantors shall provide Beneficiary with copies of paid tax receipts or other satisfactory evidence showing that all taxes and assessments against the Mortgaged Property have been paid in full at least fifteen (15) days prior to the date such taxes or other assessments are delinquent. At any time any law shall be enacted imposing or authorizing the imposition of any tax upon this Deed of Trust, or upon any rights, titles, liens, or security interests created hereby, or upon the Note, or any part thereof, Grantors shall immediately pay all such taxes; provided, that, if it is unlawful for Grantors to pay such taxes, Grantors shall prepay the Note in full without penalty within thirty (30) days after demand therefor by Beneficiary.

     5.   Intentionally Deleted.

     6. Assignment of Condemnation Proceeds. Immediately upon their obtaining knowledge of the institution or threatened institution of any proceeding for the condemnation of the Mortgaged Property or any portion thereof, Grantors shall notify Beneficiary of such fact. All judgments, decrees and awards or payment for injury or damage to the Mortgaged Property, and all awards pursuant to proceedings for condemnation thereof, including interest thereon, are hereby assigned in their entirety to Beneficiary, who shall apply the same first to reimbursement of all costs and expenses incurred by Beneficiary in connection with such condemnation proceeding and the balance shall be applied to the Indebtedness in such manner as it may elect; and Beneficiary is hereby authorized, in the name of Grantors, to execute and deliver valid acquittances for, and to appeal from, any such award, judgment or decree. Notwithstanding the foregoing, if (A) the total proceeds of such condemnation equal less than $250,000.00 and (B) the portion of the Mortgaged Property so taken has improvements thereon, Beneficiary agrees to pay all or a portion of such proceeds over to Grantors for the actual costs of repair of said improvements or the erection of new improvements in their place, which repair and restoration work Grantors shall promptly commence and complete to the satisfaction of Beneficiary. Any proceeds in excess of such actual costs of restoration and repair shall be retained by Beneficiary and credited against the Indebtedness. If Beneficiary allows a portion of the proceeds of any condemnation proceeding to be paid to Grantors for use in rebuilding, restoring or repairing the Mortgaged Property, then the disbursement of such proceeds shall be on such terms and subject to such conditions as Beneficiary may specify. Beneficiary shall have the right to participate in any such condemnation proceeding.

     7. Defense of Title. If, while this trust is in force, the title of Trustee to the Mortgaged Property, or any part thereof, shall be endangered or shall be attacked directly or indirectly, Grantors hereby authorize Beneficiary, at Grantors' expense, to take all necessary and proper steps for the defense of said title, including the employment of counsel, the prosecution or defense of litigation, and the compromise or discharge of claims made against said title.

     8. Costs and Expenses. All costs and expenses incurred in performing and complying with Grantors' covenants set forth herein shall be borne solely by Grantors. If Grantors shall fail, refuse or neglect to make any payment or perform any act required herein, then at any time thereafter, and without notice to or demand upon Grantors and without waiving or releasing any other right, remedy or recourse Beneficiary may have because of same, Beneficiary may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Grantors, and shall have the right to rent the Mortgaged Property for such purpose and to take all such actions and expend such sums thereon and with respect to the Mortgaged Property as it may deem necessary or appropriate. Grantors shall pay or reimburse Beneficiary against any and all such expenses and costs. To the extent not prohibited by applicable law, Grantors will pay all costs and expenses and reimburse Beneficiary for any and all expenditures of every character incurred or expended from time to time, regardless of whether or not a default shall have occurred hereunder, in connection with Beneficiary's evaluating, monitoring, administering and protecting the Mortgaged Property, and creating, perfecting and realizing upon Beneficiary's security interests in and liens on the Mortgaged Property, including, without limitation, all appraisal fees, consulting fees, filing fees, taxes, brokerage fees and commissions, fees incident to security interest, lien and other title searches and reports, escrow fees, attorneys' fees, legal expenses, court costs, auctioneer fees and expenses, other fees and expenses incurred in connection with the liquidation or sale of the Mortgaged Property and all other professional fees. Any amount to be paid hereunder by Grantors to Beneficiary, to the extent not prohibited by applicable law, shall be payable upon demand and shall bear interest from the date of expenditure until paid at the lesser of (i) the rate of interest provided in the Note for past due installments of principal and/or interest, or (ii) the maximum nonusurious rate of interest from time to time permitted by applicable law ("Highest Lawful Rate"). At all such times, if any, that Chapter One ("Chapter One") of Title 79, Texas Revised Civil Statutes, 1925, as amended (the "Texas Credit Code") establishes the Highest Lawful Rate, the Highest Lawful Rate shall be the "indicated rate ceiling" (as defined in Chapter One) from time to time in effect unless the Note specifically provides otherwise. Grantors shall indemnify Beneficiary for any expenses incurred by Beneficiary pursuant to this paragraph, and shall indemnify Beneficiary against all losses, expenses, damage, claims and causes of action, incurred or accruing by reason of any acts performed by Beneficiary pursuant to the provisions of this paragraph. To the extent not prohibited by applicable law, the sum of all such costs and expenses incurred by Beneficiary pursuant to this paragraph and not reimbursed by Grantors shall be added to the Indebtedness and thereafter shall form a part of the same; and it shall be secured by this Deed of Trust and by subrogation to all of the rights of the person, corporation or body politic receiving such payment.

     9. Maintenance of Property; No Other Liens or Security Interests. Grantors shall keep every part of the Mortgaged Property in good condition, make promptly all repairs, renewals and replacements necessary to such end, prevent waste to any part of the Mortgaged Property, and do promptly all else necessary to such end; and Grantors shall discharge all claims for labor performed and material furnished therefor, and shall not suffer any lien of mechanics or materialmen therefor to attach to any part of the Mortgaged Property. Grantors shall guard every part of the Mortgaged Property from removal, destruction and damage, and shall not do or suffer to be done any act whereby the value of any part of the Mortgaged Property may be lessened. Except as Grantors have described in writing to Beneficiary, no building or other property now or hereafter covered by the lien of this Deed of Trust shall be removed, demolished or materially altered or enlarged. Grantors shall not initiate, join in, or consent to any change in any private restrictive covenants, zoning ordinances or other public or private restrictions limiting or defining the uses that may be made of the Mortgaged Property or any part thereof without the prior written consent of Beneficiary. Beneficiary and its agents or representatives shall have access to the Mortgaged Property at all reasonable times in order to inspect same and verify Grantors' compliance with their duties and obligations under this Deed of Trust. Grantors shall not, without the prior written consent of Beneficiary, grant, convey or otherwise create or permit to be created, any type of mortgage, lien, security interest or other encumbrance on any of the Mortgaged Property, regardless of whether the same shall be inferior and subordinate to the liens and security interests of Beneficiary in and to the Mortgaged Property.

     10. Restrictions on Transfer. Upon a sale or transfer (including a lease for a term of longer than five years), without Beneficiary's prior written consent, of (i) all or any part of the Mortgaged Property, or any interest (beneficial or otherwise) therein, or (ii) actual or beneficial interests in Grantors (if Grantors are not natural persons but are corporations, partnerships, trusts or other legal entities), Beneficiary (pursuant to Paragraph 12 hereof), at Beneficiary's option, and without demand, presentment for payment, notice of nonpayment, grace, protest, notice of protest, notice of intent to accelerate the indebtedness, notice of acceleration of the indebtedness, or any other notice, all of which are expressly waived by Grantors, may declare the entire unpaid principal balance and accrued interest on the Note and any other unpaid indebtedness secured hereby immediately due and payable, and Beneficiary may invoke any of its remedies hereunder. Grantors agree that Beneficiary may condition its consent to any such sale or transfer on
(a) execution by the transferee of a written assumption agreement containing such terms as Beneficiary may require, (b) an increase in the rate of interest payable under the Note, and/or (c) the payment to Beneficiary of a reasonable transfer fee.

     11. Grantors' Successors in Interest. In the event the ownership of the Mortgaged Property or any part thereof becomes vested in a person other than Grantors, Beneficiary may, without notice to Grantors, deal with such successor or successors in interest with reference to this Deed of Trust and to the Indebtedness in the same manner as with Grantors, without in any way vitiating or discharging Grantors' liability hereunder or upon the Indebtedness or waiving the provisions of paragraph 10 hereof. No sale of the Mortgaged Property and no forbearance on the part of Beneficiary, and no extension of the time for the payment of the Indebtedness given by Beneficiary, shall operate to release, discharge, modify, change or affect, either in whole or in part, any original liability of Grantors, or the liability of the guarantors or sureties of Grantors, or of any other party liable for the payment of the Indebtedness or any part thereof.

     12. Default and Acceleration. In the event Grantors shall default in the prompt payment, when due, of the Indebtedness, or any part thereof, or fail to keep and perform any of the covenants or agreements contained herein or in any other document securing the payment of the Indebtedness, or, in the event Grantors or any person liable for the Indebtedness, or any part thereof, files a voluntary petition in bankruptcy or for corporate reorganization, makes an assignment for the benefit of any creditor, or if the Mortgaged Property or any property owned by a person liable for the Indebtedness is placed under control or in the custody of any court or receiver, or if Grantors abandon any of the Mortgaged Property, then, in any such event, Beneficiary, at Beneficiary's option, and without demand, presentment for payment, notice of nonpayment, grace, protest, notice of protest, notice of intent to accelerate the Indebtedness, notice of acceleration of the Indebtedness, or any other notice (EXCEPT AS MAY BE PROVIDED TO THE CONTRARY in the Letter Loan Agreement of even date herewith between Grantors and Beneficiary), all of which are hereby expressly waived by Grantors, may declare the entire unpaid balance and accrued interest on the Note and any other unpaid Indebtedness immediately due and payable, whereupon it shall be so due and payable.

     13. Prepayment. If, following the occurrence of an event of default hereunder and an acceleration of the Indebtedness or any portion thereof, but prior to a foreclosure sale of the Mortgaged Property, Grantors shall tender to Beneficiary payment of an amount sufficient to satisfy the entire amount of the Note, such tender shall be deemed to be a voluntary prepayment under the Note and accordingly, Grantors shall also pay to Beneficiary the premium (if any) then required under the Note in order to exercise the prepayment privilege contained therein.

     14. Survival of Covenants and Liens. All of the covenants and agreements of Grantors set forth herein shall survive the execution and delivery of this Deed of Trust and shall continue in force until the Indebtedness is paid in full. Accordingly, if Grantors shall perform faithfully each and all of the covenants and agreements herein contained, then, and then only, this conveyance shall become null and void and shall be released in due form, upon Grantors' written request and at Grantors' expense; otherwise, it shall remain in full force and effect. No release of this conveyance or the lien thereof shall be valid unless executed by Beneficiary.

     15. Foreclosure and Sale. If an event of default hereunder shall occur, Beneficiary may, at Beneficiary's election and by or through Trustee or otherwise, sell or offer for sale, in one or more sales, all or any part of the Mortgaged Property, in such portions, order and parcels as Beneficiary may determine, with or without having first taken possession of same, to the highest bidder for cash (or credit on the indebtedness if Beneficiary is the highest bidder) at public auction. Such sale shall be made at the courthouse door of the County wherein the Mortgaged Property (or any of that portion thereof to be sold) is located, on the first Tuesday of any month between the hours of 10:00 A.M. and 4:00 P.M. after giving legally adequate written notice of sale of that portion of the Mortgaged Property to be sold, at least twenty-one (21) consecutive days prior to the date of said sale:

     (a) by posting at the courthouse door of each county in which the Mortgaged Property (or the portion thereof to be sold) is located, a written notice designating the county in which the Mortgaged Property will be sold;

     (b) by filing in the office of the county clerk of each county in which the Mortgaged Property (or the portion thereof to be sold) is located, a copy of the notice posted under subparagraph (a); and

     (c) by serving written notice of the sale by certified mail on each debtor who, according to the records of Beneficiary, is obligated to pay the Note (and, in the event the proceeds of the foreclosure sale are to be applied to a portion of the indebtedness other than or in addition to the Note, then to each debtor who, according to the records of Beneficiary, is obligated to pay such portion of the indebtedness), such service to be complete and effective when the notice is deposited in the United States mail, postage prepaid and addressed to the debtor at the debtor's last known address as shown by the records of Beneficiary.

In the alternative, such notice and sale may be accomplished in such manner as permitted or required by Title 5, Section 51.002 of the Texas Property Code relating to the sale of real property under contract lien and/or by Chapter 9 of the Texas Business and Commerce Code relating to the sale of collateral after default by a debtor (as said title and chapter now exist or may be hereafter amended or succeeded), or by any other present or subsequent articles or enactments relating to same. In instances where the Mortgaged Property is located in states other than Texas, such sales shall be made in accordance with the legal requirements therefor for such state, including, to the extent there relevant, the Uniform Commercial Code there in effect. Nothing contained in this Paragraph 15 shall be construed to limit in any way Trustee's rights to sell the Mortgaged Property by private sale if, and to the extent that, such private sale is permitted under the laws of the state where the Mortgaged Property (or that portion thereof to be sold) is located, or by public or private sale after entry of a judgment by any court of competent jurisdiction ordering same. At any such sale (i) whether made under the power herein contained, the aforesaid Title 5,
Section 51.002 of the Texas Property Code, the Texas Business and Commerce Code, any other legal requirement or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Trustee to have physically present, or to have constructive possession of, the Mortgaged Property (Grantors hereby covenanting and agreeing to deliver to Trustee any portion of the Mortgaged Property not actually or constructively possessed by Trustee immediately upon demand by Trustee), and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale, (ii) each instrument of conveyance executed by Trustee shall contain a general warranty of title, binding upon Grantors, (iii) each and every recital contained in any instrument of conveyance made by Trustee shall conclusively establish the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Note (and/or other portion of the Indebtedness with respect to which the sale has been conducted), advertisement and conduct of such sale in the manner provided herein and otherwise by law, and appointment of any successor Trustee hereunder, (iv) any and all prerequisites to the validity thereof shall be conclusively presumed to have been performed, (v) the receipt of Trustee or of such other party or officer making the sale shall be a sufficient discharge to the purchaser or purchasers for his or their purchase money and no such purchaser or purchasers, or his or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof, (vi) to the fullest extent permitted by law, Grantors shall be completely and irrevocably divested of all of their right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold, and such sale shall be a perpetual bar both at law and in equity against Grantors, and against any and all other persons claiming or to claim the property sold or any part thereof, by, through or under Grantors and (vii) to the extent and under such circumstances as are permitted by law, Beneficiary may be a purchaser at any such sale. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Trustee, in his sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any event of default shall not be exhausted by any one or more sales. The Trustee making such sale shall receive the proceeds thereof and shall apply the same as follows: (i) he shall pay the reasonable expense of executing this trust, including a commission to himself of five per cent (5%) of the gross proceeds of the sale; (ii) after paying such expenses, he shall pay, so far as may be possible, the Indebtedness (including the Note), discharging first the portion of the Indebtedness arising under the covenants or agreements herein contained and not evidenced by the Note; (iii) he shall pay the residue, if any, to Grantors, their respective heirs, legal representatives, successors or assigns.

     16. Fair Market Value Calculation. The following shall be the basis for the finder of fact's determination of the fair market value of the Mortgaged Property as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004 and 51.005 of the Texas Property Code (as amended from time to time):

     (a) The Mortgaged Property shall be valued in an "as is" condition as of the date of the foreclosure sale, without any assumption or expectation that the Mortgaged Property will be repaired or improved in any manner before a resale of the Mortgaged Property after foreclosure;

     (b) The valuation shall be based upon an assumption that the foreclosure purchaser desires a prompt resale of the Mortgaged Property for cash promptly (but no later than twelve months) following the foreclosure sale;

     (c) All reasonable closing costs customarily borne by the seller in a commercial real estate transaction should be deducted from the gross fair market value of the Mortgaged Property, including, without limitation, brokerage commissions, title insurance, a survey of the Mortgaged Property, tax prorations, attorney's fees, and marketing costs;

     (d) The gross fair market value of the Mortgaged Property shall be further discounted to account for any estimated holding costs associated with maintaining the Mortgaged Property pending sale, including, without limitation utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in subparagraph (c) above), and other maintenance expenses; and

     (e) Any expert opinion testimony given or considered in connection with a determination of the fair market value of the Mortgaged Property must be given by persons having at least five (5) years experience in appraising property similar to the Mortgaged Property and who have conducted and prepared a complete written appraisal of the Mortgaged Property taking into consideration the factors set forth above.

     17. Substitute Trustee. If the herein named Trustee shall die or become disqualified from acting in the execution of this trust, or shall fail or refuse to execute the same when requested by Beneficiary so to do, or if, for any reason, Beneficiary shall prefer to appoint a substitute trustee to act instead of the herein named Trustee, Beneficiary shall have full power to appoint, at any time by written instrument, a substitute trustee, and, if necessary, several substitute trustees in succession, who shall succeed to all the estate, rights, powers and duties of Trustee named herein, and no notice of such appointment need to be given to Grantors or to any other person or filed for record in any public office. Such appointment may be executed by any authorized agent of Beneficiary; and if Beneficiary be a corporation and such appointment be executed in its behalf by any officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation. Grantors, severally, hereby ratify and confirm any and all acts that the Trustee, or his successor or successors in this trust, shall lawfully do by virtue hereof.

     18. Purchaser's Right to Disaffirm. The purchaser at any trustee's or foreclosure sale hereunder may disaffirm any easement granted, or rental or lease contract made, in violation of any provision of this Deed of Trust, and may take immediate possession of the Mortgaged Property free from, and despite the terms of, such grant of easement and rental or lease contract.

     19. Beneficiary as Purchaser. Beneficiary may bid and being the highest bidder therefor, become the purchaser of any and all Mortgaged Property offered for sale at any trustee's or foreclosure sale hereunder and shall have the right to credit the amount of the bid upon the amount of the Indebtedness owing to Beneficiary, in lieu of cash payment.

     20. Recovery of Unmatured Indebtedness. It is agreed that if default be made in the payment of any installment of the Note or other Indebtedness secured by this Deed of Trust, or in the observance or performance of any covenant or agreement of Grantors contained or referred to herein, the holder of the Indebtedness or any part thereof under which such default occurs shall have the option to proceed with foreclosure in satisfaction of such default either through the courts or by directing Trustee or his successors in trust to proceed as if under a full foreclosure, conducting the sale as herein provided, and without declaring the whole Indebtedness due, and provided that if a sale is made because of default of an installment, or a part of an installment, such sale may be made subject to the unmatured part of the Note or other Indebtedness secured by this Deed of Trust; and it is agreed that such sale, if so made, shall not in any manner affect the unmatured portion of the Indebtedness, but as to such unmatured portion of the Indebtedness, this Deed of Trust shall remain in full force and effect just as though no sale had been made under the provisions of this paragraph. It is further agreed that several sales may be made hereunder without exhausting the right of sale for any unmatured portion of the Indebtedness, it being the intention of the parties hereto to provide for a foreclosure and sale of the security for any matured portion of the Indebtedness without exhausting the power to foreclose and to sell the security for any other portion of the Indebtedness whether matured at the time or subsequently maturing. It is agreed that an assignee holding any installment or part of any installment of the Note or other indebtedness secured hereby shall have the same powers as are hereby conferred on the holder of the Indebtedness to proceed with foreclosure on a matured installment or installments, and also to request Trustee or his successors in trust to sell the Mortgaged Property or any part thereof; but if an assignee forecloses or causes a sale to be made to satisfy any installment, part of an installment, or installments, then the purchaser at such foreclosure or sale shall be made subject to all of the terms and provisions hereof with respect to the unmatured part of the Note and other indebtedness secured hereby owned by the then holder of such indebtedness.

     21. Rights of Beneficiary Upon Default. In the event of default by Grantors in the performance of one or more of their covenants and agreements as set forth herein, then Beneficiary may, at its option, enter upon and take exclusive possession of the Mortgaged Property and thereafter manage, use, lease and otherwise operate same in such manner and by and through such persons, objects or employees as it may deem proper and necessary. Beneficiary shall be likewise entitled to possession of all books and records of Grantors that relate to the Mortgaged Property. The rights of Beneficiary under this paragraph may be enforced through an action for forcible entry and detainer or any other means authorized by law. Any and all rents or other issues or profits received by Beneficiary shall be accounted for in the manner provided for in the opening provisions of this Deed of Trust. Grantors hereby indemnify and hold Beneficiary harmless from and against any and all liability, loss, cost, damage or expense which Beneficiary may incur under or by reason of this paragraph or for any action taken by Beneficiary hereunder.

     22. Election to Discontinue Remedy. In the event Beneficiary shall elect to invoke any of the rights or remedies provided for herein, but shall thereafter determine to withdraw or discontinue same for any reason, it shall have the unqualified right to do so, whereupon all parties shall be automatically restored and returned to their respective positions regarding the Indebtedness and this Deed of Trust as shall have existed prior to the invocation of Beneficiary's rights hereunder, and the rights, powers and remedies of Beneficiary hereunder shall be and remain in full force and effect.

     23. Release or Renewal of Liens. Any part of the Mortgaged Property may be released by Beneficiary without affecting the lien, security interest and rights hereof against the remainder. The lien, security interest and rights hereby granted shall not affect or be affected by any other security taken for the Indebtedness or any part thereof. The taking of additional security, or the extension or renewal of the Indebtedness or any part thereof, shall at no time release or impair the lien, security interest and rights granted hereby, or affect the liability of any endorser, guarantor or surety, or improve the right of any junior lienholder; and this Deed of Trust, as well as any instrument given to secure any renewal or extension of the Indebtedness, or any part thereof, shall be and remain a first and prior lien and security interest on all of the Mortgaged Property not expressly released, until the Indebtedness is completely paid.

     24. Maximum Interest. The invalidity, or unenforceability in particular circumstances, of any provisions of this Deed of Trust shall not extend beyond such provision in such circumstances and no other provision of this Deed of Trust shall be affected thereby. It is the intention of the parties hereto to comply with the applicable usury laws; accordingly, it is agreed that, notwithstanding any provisions to the contrary in the Note or any instrument evidencing the Indebtedness, or in this Deed of Trust or any of the documents or instruments securing payment of the Indebtedness or otherwise relating thereto, in no event shall the Note or such documents require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If any such excess interest is contracted for, charged or received, under the Note or any instrument evidencing the Indebtedness, or under this Deed of Trust or under the terms of any of the other documents securing payment of the Indebtedness or otherwise relating thereto, or in the event the maturity of any of the Indebtedness is accelerated in whole or in part, or in the event that all or part of the principal or interest of the Indebtedness shall be prepaid, so that under any of such circumstances, the amount of interest contracted for, charged or received under the Note or any instruments evidencing the Indebtedness, or under this Deed of

Trust or under any of the instruments securing payment of the Indebtedness or otherwise relating thereto, shall exceed the maximum amount of interest permitted by the applicable usury laws, then in any such event (a) the provisions of this paragraph shall govern and control, (b) neither Grantors nor any other person or entity now or hereafter liable for the payment of the Note or any instrument evidencing the Indebtedness shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by the applicable usury laws, (c) any such excess that may have been collected shall be either applied as a credit against the then unpaid principal amount of the Indebtedness or refunded to Grantors, at the holder's option, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under the Note, or any instrument evidencing the Indebtedness, or under this Deed of Trust or under such other documents that are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by the applicable usury laws, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loans evidenced by the Note or the instruments evidencing the Indebtedness, all interest at any time contracted for, charged or received from Grantors or otherwise by the holder or holders hereof in connection with such loans.

     25. Waiver of Marshalling and Certain Rights. To the extent that Grantors may lawfully do so, Grantors hereby expressly waive any right pertaining to the marshalling of assets, the administration of estates of decedents, or other matters to defeat, reduce or affect (a) the right of Beneficiary to sell all or any part of the Mortgaged Property for the collection of the Indebtedness (without any prior or different resort for collection), or (b) the right of Beneficiary to the payment of the Indebtedness out of the proceeds of the sale of all or any part of the Mortgaged Property in preference to every other person and claimant.

     26. Waivers. It is expressly agreed that (i) no waiver of any default on the part of Grantors or breach of any of the provisions of this Deed of Trust shall be considered a waiver of any other or subsequent default or breach, and no delay or omission in exercising or enforcing the rights and powers herein granted shall be construed as a waiver of such rights and powers, and likewise no exercise or enforcement of any rights or powers hereunder shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time; (ii) any failure by Beneficiary to insist upon the strict performance by Grantors of any of the terms and provisions herein shall not be deemed to be a waiver of any of the terms and provisions herein, and Beneficiary, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Grantors of any and all of the terms and provisions of this Deed of Trust; (iii) neither Grantors nor any other person now or hereafter obligated for the payment of the whole or any part of the Indebtedness shall be relieved of such obligations by reason of the failure of Beneficiary or Trustee to comply with any request of Grantors, or of any other person so obligated, to take action to foreclose this Deed of Trust or otherwise enforce any of the provisions of this Deed of Trust or of any obligations secured by this Deed of Trust, or by reason of the release, regardless of consideration, of the whole or any part of the security held for the Indebtedness, or by reason of the subordination in whole or in part by Beneficiary of the lien, security interest or rights evidenced hereby, or by reason of any agreement or stipulation with any subsequent owner or owners of the Mortgaged Property extending the time of payment or modifying the terms of the Indebtedness or this Deed of Trust without first having obtained the consent of Grantors or such other person, and, in the latter event, Grantors and all such other persons shall continue to be liable to make such payments according to the terms of any such agreement of extension or modification unless expressly released and discharged in writing by Beneficiary; (iv) regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien or security interest on the Mortgaged Property, Beneficiary may release the obligation of anyone at any time liable for any of the Indebtedness or any part of the security held for the Indebtedness and may extend the time of payment or otherwise modify the terms of the Indebtedness and/or this Deed of Trust without, as to the security or the remainder thereof, in anywise impairing or affecting the lien or security interest of this Deed of Trust or the priority of such lien or security interest, as security for the payment of the Indebtedness as it may be so extended or modified over any subordinate lien or security interest; (v) the holder of any subordinate lien or security interest shall have no right, and shall not be granted the right, to terminate any lease affecting the Mortgaged Property whether or not such lease be subordinate to this Deed of Trust; and
(vi) Beneficiary may resort for the payment of the Indebtedness to any security therefor held by Beneficiary in such order and manner as Beneficiary may elect.

     27. Terminable Tenancy Upon Foreclosure. In the event of a Trustee's sale hereunder, and, if at the time of such sale, Grantors, or any other party occupies the Mortgaged Property so sold, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be terminable at the will of landlord. An action of forcible detainer and/or any other legal proceedings shall lie if the tenant holds over after a demand in writing for possession of said property.

     28. Application of Payments on Indebtedness. In the event any portion of the Indebtedness is not, for any reason whatsoever, secured by this Deed of Trust on the Mortgaged Property, the full amount of all payments made on the Indebtedness shall first be applied to such unsecured portion of the Indebtedness until the same has been fully paid.

     29. Appointment of Receiver. It is agreed that Beneficiary, in any action to foreclose, shall be entitled to the appointment of a receiver of the rents and profits of the Mortgaged Property as a matter of right and without notice, with power to collect the rents, issues and profits of the Mortgaged Property due and coming due during the pendency of such foreclosure suit, without regard to the value of the Mortgaged Property or the solvency of any person or persons liable for the payment of the Indebtedness involved in said suit. Grantors, for themselves and any subsequent owner or owners, hereby waive any and all defenses to the application for a receiver as above provided, and hereby specifically consent to such appointment without notice; but nothing herein contained is to be construed to deprive Beneficiary of any other right, remedy or privilege it may now have under the law to have a receiver appointed. The provision for the appointment of a receiver of the rents and profits is made an express condition upon which the loan evidenced by the Note is made.

     30. Subrogation. To the extent that proceeds of the Note are used to pay any prior indebtedness secured by an outstanding lien, security interest, charge or prior encumbrance against the Mortgaged Property, such proceeds have been advanced by Beneficiary at Grantors' request; and Beneficiary shall be subrogated to any and all rights, powers, equities, liens and security interests owned or granted by any owner or holder of such prior indebtedness, irrespective of whether said security interests, liens, charges or encumbrances are released of record.

     31.  Security Agreement.

          (a) Security Interest. This Deed of Trust shall be a security agreement between Grantors, as the debtor, and Beneficiary, as the secured party, covering the Mortgaged Property constituting personal property or fixtures governed by the Texas Uniform Commercial Code (the "Code"), and Grantors grant to Beneficiary a security interest in such portion of the Mortgaged Property. In addition to Beneficiary's other rights hereunder, Beneficiary shall have all rights of a secured party under the Code. Grantors shall execute and deliver to Beneficiary all financing statements that may be required by Beneficiary to establish and maintain the validity and priority of Beneficiary's security interest, and Grantors shall bear all costs thereof, including all state and county UCC record searches reasonably required by Beneficiary. If Beneficiary should dispose of any of the Mortgaged Property pursuant to the Code, ten (10) days' written notice by Beneficiary to Grantors shall be deemed to be reasonable notice; provided, however, Beneficiary may dispose of such property in accordance with the foreclosure procedures of this Deed of Trust in lieu of proceeding under the Code. Beneficiary and Grantors agree that a carbon, photographic or other reproduction of this Deed of Trust is sufficient as a financing statement.

          (b) Notice of Changes. Grantors shall give advance notice in writing to Beneficiary of any proposed change in Grantors' name, identity, or structure, and shall execute and deliver to Beneficiary, prior to or concurrently with the occurrence of any such change, all additional financing statements that Beneficiary may require to establish and maintain the validity and priority of Beneficiary's security interest with respect to any of the Mortgaged Property described or referred to herein.

          (c) Fixtures. Some of the items of the Mortgaged Property described herein are goods that are or are to become fixtures related to the land described herein, and it is intended that, as to those goods, this Deed of Trust shall be effective as a financing statement filed as a fixture filing from the date of its filing for record in the real estate records of the county in which the Mortgaged Property is situated. Information concerning the security interest created by this Deed of Trust may be obtained from Beneficiary, as secured party, at the address of Beneficiary stated above. The mailing address of the Grantors, as debtor, is as stated above.

     32. Income and Expense Statements. Grantors shall, upon reasonable request of Beneficiary, deliver to Beneficiary, (i) then current annual statements, in form and content satisfactory to Beneficiary, itemizing the income and expenses of the Mortgaged Property, and (ii) then current financial statements of Grantors and all guarantors of the Indebtedness.

     33. Beneficiary's Consent. In any instance hereunder where Beneficiary's prior approval or consent is required to be obtained by Grantors, or Beneficiary's judgment is required to be exercised as to any matter, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of Beneficiary, and Beneficiary shall not, for any reason and to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner regardless of the reasonableness of either the request or Beneficiary's judgment.

     34. Notices. All notices or other communications required or permitted to be given pursuant to this Deed of Trust shall be in writing and shall be considered as properly given if (i) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, or (ii) delivered in person to the address of the intended addressee, or (iii) by prepaid telegram. Notice by mail shall be effective upon the expiration of three (3) business days after its deposit in the United States mail, except as otherwise set forth in Paragraph 15 above when notice is effective upon deposit in the United States mail. Notice given in any other manner shall be effective only if and when received at the address of the addressee. For purposes of notice, the addresses of the parties shall be as set forth in the opening recitals hereinabove; provided, however, that either party shall have the right to change its address for notice hereunder to any other location within the United States by the giving of fifteen (15) days' notice to the other party in the manner set forth hereinabove.

     35. Environmental Matters. Grantors have taken the steps necessary to determine and have determined that no hazardous substances, solid wastes, or other substances known or suspected to pose a threat to health or the environment ("Hazard(s)") have been disposed of or otherwise released on or to the Mortgaged Property or exist on or within any portion of the Mortgaged Property except as disclosed in the Environmental Report. Grantors are not aware of any prior uses of the Mortgaged Property which violate any laws pertaining to health or the environment ("Applicable Environmental Laws"), including, without limitation, the Comprehensive Environment Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Texas Water Code and the Texas Solid Waste Disposal Act, except as described in the Environmental Report. The use which Grantors make and intend to make of the Mortgaged Property will not result in the disposal or release of any hazardous substance, solid waste or Hazard on, in or to the Mortgaged Property in violation of Applicable Environmental Laws. The terms "hazardous substance" and "release" shall each have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") shall each have the meanings specified in RCRA; provided, however, that in the event either that CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided further that, to the extent that the laws of the State of Texas establish a meaning for "hazardous substance", "release", "solid waste", or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader definition shall apply. Grantors shall give notice to Beneficiary immediately upon (i) Grantors' receipt of any notice from any governmental authority of a violation of any Applicable Environmental Laws and (ii) acquiring knowledge of the presence of any hazardous substances, solid wastes or Hazards on the Mortgaged Property in a condition that is resulting or could reasonably be expected to result in any adverse environmental impact, with a full description thereof; promptly comply with all Applicable Environmental Laws requiring the notice, removal, treatment, or disposal of such hazardous substances; and provide Beneficiary, within thirty (30) days after demand by Beneficiary, with financial assurance evidencing to Beneficiary's satisfaction that sufficient funds are available to pay the cost of removing, treating and disposing of such hazardous substances, solid wastes or Hazards and discharging any liens or assessments that may be established on the Mortgaged Property or the improvements thereon as a result thereof. Grantors hereby defend, indemnify and hold harmless Beneficiary, its employees, agents, shareholders, officers and directors (collectively, the "Indemnified Parties"), from and against any claims, demands, obligations, penalties, fines, suits, liabilities, settlements, damages, losses, costs or expenses (including, without limitation, attorney and consultant fees and expenses, investigation and laboratory fees and expenses, cleanup costs, and court costs and other litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to (i) the presence, disposal, release, threatened release, removal or production of any hazardous substances, solid wastes or Hazards which are on, in, from or affecting any portion of the Mortgaged Property; (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such hazardous substances, solid wastes or Hazards; (iii) any lawsuit brought or threatened, settlement reached, or order by a governmental authority relating to such hazardous substances, solid wastes or Hazards, and/or
(iv) any violation of any applicable laws, or demands of governmental authorities, or violation of any policies or requirements of Beneficiary, which are based upon or in any way related to such hazardous substances, solid wastes or Hazards, regardless of whether or not any of the conditions described under any of the foregoing subsections (i) through (iv), inclusive, was or is caused by or within the control of Grantors, AND REGARDLESS OF WHETHER SUCH IS CAUSED BY THE NEGLIGENCE OF AN INDEMNIFIED PARTY. Grantors agree, upon notice and request by an Indemnified Party, to contest and defend any demand, claim, suit, proceeding or action with respect to which Grantors have hereinabove indemnified and held the Indemnified Parties harmless and to bear all costs and expenses of such contest and defense. Grantors further agree to reimburse any Indemnified Party upon demand for any costs or expenses incurred by any Indemnified Party in connection with any matters with respect to which Grantors have hereinabove indemnified and held the Indemnified Parties harmless. The provisions of this paragraph shall be in addition to any other obligations and liabilities Grantors may have to Beneficiary at common law, in equity or under documentation executed in connection with the Note, and shall survive the closing, funding and payment in full of the Note.

     36. Professional Services. Promptly upon Beneficiary's request (but no more often than once per calendar year, unless required by banking regulations or regulators) , Grantors, at Grantors' sole cost and expense, shall: (a) cause an inspection and written appraisal of the Mortgaged Property (or such parts of it as are designated in Beneficiary's request), to be made by an appraiser approved by Beneficiary in its sole discretion; and (b) cause to be conducted or prepared any other written report, summary, opinion, inspection, review, survey, audit or other professional service relating to the Mortgaged Property or any operations in connection with it (all as designated in Beneficiary's request), including without limitation any accounting, auctioneering, architectural, consulting, engineering, design, legal, management, pest control, surveying, title abstracting or other technical, managerial or professional service relating to the Mortgaged Property or its operations. Beneficiary may elect to deliver any such request orally, by telegram, by mail or by hand delivery addressed to Grantors as provided in this Deed of Trust or by any other legally effective method, and it may be given at anytime and from time to time before the complete and final release and discharge of the security for the Note.

     37. Further Documentation. Grantors agree that Grantors shall execute and deliver such other and further documents and do and perform such other acts as may be reasonably necessary and proper to carry out the intention of the parties as herein expressed and to effect the purposes of this Deed of Trust and the loan transaction referred to herein. Without limitation of the foregoing, Grantors agree to execute and deliver such documents as may be necessary to cause the liens and security interests granted hereby to cover and apply to any property placed in, on or about the Mortgaged Property in addition to, or as replacement or substitute for any of the Mortgaged Property.

     38. Binding on Successors. The covenants herein contained shall inure to the benefit of Beneficiary and Trustee, their heirs, legal representatives, successors and assigns, and shall be binding upon the respective heirs, legal representatives, successors and assigns of Grantors, but nothing in this paragraph shall constitute an authorization for Grantors to sell or in any way dispose of the Mortgaged Property or any part thereof if otherwise prohibited by any of the terms hereof.

     39. Definitions. Wherever used in this Deed of Trust, unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, the words "Deed of Trust" shall mean "this Deed of Trust, Security Agreement and Assignment of Rents and any supplement or supplements hereto"; the word "Grantors" shall mean "Grantors, their respective heirs, legal representatives, successors and assigns, and/or any subsequent owner or owners of the Mortgaged Property"; the word "Beneficiary" shall mean "Beneficiary or any subsequent lawful holder or holders of the Note or other indebtedness secured hereby"; the word "Note" shall mean the "Note secured by this Deed of Trust and any renewals, extensions, rearrangements and enlargements thereof"; the word "person" shall mean "an individual, corporation, trust, partnership or unincorporated association"; and the pronouns of any gender shall include the other genders, and either the singular or plural shall include the other.

     40. Renewal of Deeds of Trust. The Notes hereinbefore described and secured hereby have, in part, been given to renew and extend the unpaid balance owing on those certain promissory notes referenced in and secured by:

          (1) a Deed of Trust, Security Agreement and Financing Statement ("Tarrant County Deed of Trust") filed for record in the Official Public Records of Real Property of Tarrant County, Texas, under Clerk's File No. 594747 and corrected and re-recorded under Clerk's File No. 602929, covering the property more fully described therein (the "Tarrant County Property"); which liens were transferred and assigned to Lender by that certain Transfer of Note and Liens dated to be effective January 29, 1990 and filed for record in the Official Public Records of Real Property of Tarrant County, Texas under Vol. 09943, Page 0973; further secured by that certain Modification, Renewal and Extension of Note and Liens (the "Harris County Modification") dated May 21, 1991, and filed for record in the Official Public Records of Real Property of Harris County, Texas, under Clerk's File No. N191391; as same were modified, renewed and extended pursuant to the terms and conditions of (a) a Second Modification, Renewal and Extension of Note and Liens dated March 24, 1992, and filed for record in the Official Public Records of Real Property of Tarrant County, Texas under Vol. 10637, Page 1665 and in the Official Public Records of Real Property of Harris County, Texas, under Clerk's File No. P001208; (b) a Third Modification of Note and Liens dated April 30, 1993, and filed for record in the Official Public Records of Real Property of Tarrant County, Texas; (c) a Fourth Modification of Note and Liens dated April 30, 1994, and filed for record in the Official Public Records of Real Property of Harris County, Texas under Clerk's File No. P924820, wherein Borrower requested, and Lender agreed, among other things, to release the Tarrant County Property from the liens securing the Tarrant County Deed of Trust; (d) a Fifth Modification of Note and Liens dated effective April 21, 1995, and filed for record in the Official Public Records of Real Property of Harris County, Texas; and, most recently, by (e) a Sixth Modification Agreement dated May 28, 1996, filed for record in the Official Public Records of Real Property of Harris County, Texas on March 31, 1997 under County Clerk's File No. S379149; and

          (2) a Deed of Trust filed for record in the Official Public Records of Real Property of Harris County, Texas, under Clerk's File No. L524904 covering the property more fully described therein; which liens were transferred and assigned to Lender by that certain Transfer of Note and Liens dated May 20, 1991, and filed for record in the Official Public Records of Real Property of Harris County, Texas under Clerk's File No. N191393; which liens were modified, renewed and extended pursuant to the terms and conditions of (a) the Harris County Modification; and (b) that certain Supplemental Deed of Trust dated May 21, 1991, and filed for record in the Official Public Records of Real Property of Tarrant County, Texas, under Volume 10321, Page 2277.

It is expressly agreed that the holder of the Note secured hereby is subrogated to all the rights, liens and equities securing the original indebtedness above described.

     41. NO ORAL AGREEMENTS. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     EXECUTED to be effective as of the 18th day of June, 1997.

                         "BORROWER"

                         RAWSON-KOENIG, INC.,
                         a Texas corporation



                         By:  /s/ THOMAS C. RAWSON
                              -------------------------
                              Thomas C. Rawson
                              Chairman of the Board of Directors



THE STATE OF TEXAS       (S)
                         (S)
COUNTY  OF  HARRIS       (S)

     This instrument was acknowledged before me on June 18, 1997, by Thomas C. Rawson, Chairman of the Board of Directors of Rawson-Koenig, Inc., a Texas corporation, on behalf of said corporation.



                                                /s/ LESLIE T. HORVATH
                                                -----------------------------
                                                Notary Public, State of Texas

                                  EXHIBIT "A"
                             HARRIS COUNTY PROPERTY


Tract I:

Being 13.400 acres out of the John Flowers 1/3 League, Abstract No. 269, Houston, Harris County, Texas; said 13.400 acre tract being part of and out of that certain tract described by instrument filed under County Clerk's File No. F921426, and recorded under Film Code No. 117-82-1030, of the Official Public Records of Real Property of Harris County, Texas, and being a portion of that certain tract described by instrument filed under Harris County Clerk's File No. F921425, and recorded under Film Code No. 117-82-1027, of said property records; said 13.400 acre tract of land being more fully described as follows:

COMMENCING at a found 1-1/4 inch iron pipe marking the southeasterly corner of Central Park Northwest, Section Two, as recorded in Volume 286, Page 62 of the Harris County Map Records of Harris County, Texas; said 1-1/4 inch iron pipe also marking the northerly right-of-way line of Dacoma Street (width varies);

THENCE S 89 degrees 04' 00" W, a distance of 278.80 feet along said northerly right of way line for Dacoma Street to a found 1-3/8 inch iron rod marking the beginning of a curve to the right;

THENCE along said curve to the right having a central angle of 13 degrees 34' 20" and a radius of 1357.50 feet, an arc distance of 321.57 feet, subtended by a chord bearing S 89 degrees 08' 50" E, 320.82 feet in length, to a found 5/8 inch iron rod in the northerly right-of-way line of Dacoma Street (width varies), said point also marking the southeast corner of the remainder of Lot 4 out of the ZONANA Subdivision as recorded in Volume 25, page 1 of the Harris County Map Records;

THENCE N 15 degrees 54' 06" E, along the easterly line of said ZONANA Subdivision, for total length of 574.57 feet to a found 1/2 inch iron rod; said point being the Point of Beginning;

THENCE S 49 degrees 45' 31" E, a distance of 143.98 feet to a found 5/8 inch iron rod found in the westerly line of a 21.9867 acre tract as described by instrument filed under County Clerk's File No. F808743, and recorded under Film Code No. ###-##-####, of the Official Public Records of Real Property of Harris County, Texas;

THENCE N 17 degrees 35' 00" E, along westerly line of said 21.9867 acre tract a distance of 91.10 feet to a set 5/8 inch iron rod marking the beginning of a curve to the left;

THENCE along said curve to the left having a central angle of 16 degrees 18' 00", a radius of 270.00 feet, subtending by a chord bearing N 09 degrees 26' 00" E, 76.55 feet in length, and a total distance of 76.81 feet to a found 5/8 inch iron rod, said rod being in the westerly line of said 21.9867 acre tract;

                               Page 1 of 3 Pages

THENCE N 01 degrees 17' 00" E, along the westerly line of said 21.9867 acre tract a distance of 574.58 feet to a set 5/8 inch iron rod;

THENCE N 66 degrees 23' 00" W, a distance of 570.83 feet to a set 5/8 inch iron rod marking an interior corner of said 21.9867 acre tract;

THENCE S 23 degrees 37' 00" W, with the easterly line for the Fairway Park Subdivision as recorded in Volume 184, Page 135, of the Harris County Map Records, a distance of 931.73 feet to a set 5/8 inch iron rod;

THENCE S 66 degrees 24' 48" E, a distance of 479.00 feet to a set 5/8 inch iron rod;

THENCE N 16 degrees 06' 00" E, a distance of 314.37 feet to a found cyclone fence corner;

THENCE S 74 degrees 14' 34" E, a distance of 85.04 feet to a found 1/2 inch iron rod;

THENCE S 49 degrees 46' 17" E, a distance of 164.47 feet to the PLACE OF BEGINNING and containing 13.400 acres (583,704 square feet) of land more or less.


Tract II:

Easement rights appurtenant to 13.400 acres, more or less, described as Tract I hereinabove, out of the John Flowers 1/3 League, Abstract No. 269, Houston, Harris County, Texas, as such rights were created by and between Albert S. Weycer, Trustee, et. al., and Keystone International, Inc., as set forth under instrument filed under Clerk's File No. J851285 of the Official Public Records of Real Property of Harris County, Texas.

                               Page 2 of 3 Pages

                                  EXHIBIT "A"
                            TARRANT COUNTY PROPERTY



Lots 3, 4, 5, 6, 7, 8, 9 and 10, Block 1, RANDOL ADDITION to the City of Haltom City, Tarrant County, Texas, according to plat recorded in Volume 388-18, Page 73, Deed Records of Tarrant County, Texas.



                               Page 3 of 3 Pages

                             AMENDED AND RESTATED
                              SECURITY AGREEMENT

                   (ACCOUNTS, INVENTORY, EQUIPMENT, FIXTURES,
                          GENERAL INTANGIBLES, OTHER)

                                                                   June 18, 1997

     RAWSON-KOENIG, INC., a Texas corporation with its office and its address for notice being 2301 Central Parkway, Houston, Harris County, Texas 77092 (hereinafter called "Debtor"), for value received, the receipt and sufficiency of which are hereby acknowledged, hereby grants to BANK ONE TEXAS, N.A., a national banking association (hereinafter called "Secured Party"), the security interest hereinafter set forth and agrees with Secured Party as follows:

SECTION 1. SECURITY INTEREST.

     1.1 Collateral. Debtor hereby grants to Secured Party a security interest in and agrees that Secured Party has and shall continue to have a security interest in the following property, to-wit:

     ACCOUNTS:

          All accounts now owned or existing as well as any and all that may hereafter arise or be acquired by Debtor, and all the proceeds and products thereof, including without limitation, all notes, drafts, acceptances, instruments and chattel paper arising therefrom, and all returned or repossessed goods arising from or relating to any such accounts, or other proceeds of any sale or other disposition of inventory;

     INVENTORY:

          All of Debtor's inventory, including all goods, merchandise, raw materials, goods in process, finished goods and other tangible personal property now owned or hereafter acquired and held for sale or lease or furnished or to be furnished under contracts for service or used or consumed in Debtor's business and all additions and accessions thereto and contracts with respect thereto and all documents of title evidencing or representing any part thereof, and all products and proceeds thereof;

     FIXTURES:

          All of Debtor's fixtures and appurtenances thereto, and such other goods, chattels, fixtures, equipment and personal property affixed or in any manner attached to the real estate and or building(s) or structure(s) described in Exhibit "A" attached hereto, including all additions and accessions thereto and replacements thereof and articles in substitution therefor, howsoever attached or affixed;

     EQUIPMENT:

          All equipment of every nature and description whatsoever now owned or hereafter acquired by Debtor including all accessions, appurtenances and additions thereto and substitutions therefor, wheresoever located, including all tools, parts and accessories used in connection therewith;

     GENERAL INTANGIBLES:

          All property (including things in action) other than goods, accounts, chattel paper, documents, instruments and money;

     CHATTEL PAPER:

          All of Debtor's interest under lease agreements and other instruments or documents, whether now existing or owned by Debtor or hereafter arising or acquired by Debtor, evidencing both a debt and security interest in or lease of specific goods;

     INSTRUMENTS AND DOCUMENTS:

          All of Debtor's now owned or existing as well as hereafter acquired or arising instruments, documents and money;


and accessions, additions and attachments thereto and the proceeds and products thereof, including without limitation, all cash, general intangibles, accounts, inventory, equipment, fixtures, farm products, notes, drafts, acceptances, instruments and chattel paper or other property, benefits or rights arising therefrom, and in and to all returned or repossessed goods arising from or relating to any of the collateral described herein or other proceeds of any sale or other disposition of such collateral (all of the foregoing hereinafter sometimes called the "Collateral").

     1.2 Obligations. The security interest granted hereby is to secure the payment of (i) a Master Revolving Credit Note executed by Debtor, of even date herewith, in the principal amount of $2,200,000.00 and made payable to the order of Secured Party, and any and all extensions, renewals and rearrangements thereof, (ii) a Renewal and Modification Promissory Note of even date herewith, executed by Debtor in the principal amount of $4,200,000.00 and made payable to the order of Secured Party, which Note represents a consolidation, renewal and enlargement of certain promissory notes more fully described therein, (iii) a Renewal and Modification Advancing Promissory Note of even date herewith, duly executed by Debtor in the principal amount of $1,000,000.00 and made payable to the order of Secured Party, and any and all extensions, renewals and rearrangements thereof,

(iv) a Promissory Note executed by Debtor in the original principal amount of $1,390,000.00 of even date herewith, and made payable to the order of Secured Party, and any and all extensions, renewals, and rearrangements thereof, and (v) any and all other indebtedness and liabilities whatsoever of Debtor to Secured Party whether direct or indirect, absolute or contingent, due or to become due and whether now existing or hereafter arising and howsoever evidenced or acquired, whether joint or several (all of which are hereinafter sometimes called the "Obligations"). Debtor acknowledges that the security interest hereby granted shall secure all future advances as well as any other obligations and liabilities of Debtor to Secured Party whether now in existence or hereafter arising.

SECTION 2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR.

     2.1 Ownership. Except for the security interest granted hereby and any security interests approved by Secured Party, the Debtor is, and as to the Collateral acquired after the date hereof which is included within the security interest specified in Section 1 hereof, Debtor will be, the owner of all such Collateral free from all adverse claims, security interests and encumbrances.

     2.2. Liens. There is no financing statement now on file in any public office covering any part of the Collateral, and so long as any amount remains unpaid on any Obligations of the Debtor to Secured Party, Debtor will not execute and there will not be on file in any public office any such enforceable financing statement or statements except the financing statement filed or to be filed in respect to the security interest hereby granted.

     2.3 Financial Information. Subject to any limitation stated therein or in connection therewith, all information furnished to Secured Party concerning the Collateral and proceeds thereof, or otherwise for the purpose of obtaining credit or an extension of credit, is or will be at the time the same is furnished, accurate and correct in all material respects.

     2.4 Business Use. The Collateral will be used by the Debtor primarily for business use.

     2.5 Removal. Except as herein provided, Debtor will not remove the Collateral from the county or counties designated at the beginning of this Agreement without the written consent of Secured Party. The address of Debtor designated at the beginning of this Agreement is Debtor's place of business if Debtor has no place of business. Debtor agrees to notify Secured Party promptly of any change in such address.

SECTION 3. PROVISIONS REGARDING ACCOUNTS.

     The following provisions shall apply to all accounts included within the
Collateral:

     3.1 Eligible Accounts. The term "account", as used in this Agreement shall have the same meaning as set forth in the Uniform Commercial Code of Texas (the "UCC") in effect as of the date of execution hereof, and as set forth in any amendment to the UCC to become effective after the date of execution hereof, and also shall include all present and future notes, instruments, documents, general intangibles, drafts, acceptances and chattel paper of Debtor, and the proceeds thereof. As of the time any account becomes subject to such security interest, Debtor shall be deemed to have warranted as to each and all of such accounts (i) that each account and all papers and documents relating thereto are genuine and in all respects what they purport to be, (ii) that each account is valid and subsisting and arises out of a bona fide sale of goods sold and delivered to, or out of and for services therefore actually rendered by Debtor to, the account debtor named in the account, (iii) that the amount of the account represented as owing is the correct account actually and unconditionally owing except for normal cash discounts and is not subject to any set-offs, credits, deductions or countercharges, (iv) that Debtor is the owner thereof free and clear of all liens, encumbrances and security interest of any and every nature whatsoever.

     3.2 Collection. Secured Party shall have the right in its own name or in the name of Debtor, after an Event of Default by Debtor and upon five (5) days' advance notice to Debtor, to demand, collect, receive, receipt for, sue for, compound and give acquittal for, any and all amounts due or to become due on the accounts and to endorse the name of Debtor on all commercial paper given in payment or part payment thereof, and in its discretion to file any claim or take any other action or proceeding which Secured Party may deem necessary or appropriate to protect and preserve and realize upon the security interest of Secured Party in the Collateral. In order to assure collection of accounts in which Secured Party has a security interest hereunder, Secured Party may notify the post office authorities to change the address for delivery of mail addressed to Debtor to such address as Secured Party may designate, and to open and dispose of such mail and receive the collections of accounts included herewith.

     3.3 Further Action. Debtor will from time to time execute such further instruments and do such further acts and things as Secured Party may reasonably require, by way of further assurance to Secured Party, including without limitation, an assignment or other form of identification in the form required by Secured Party of all accounts and/or chattel paper, together with such other evidence of the existence and identity of such accounts or chattel paper as Secured Party may reasonably require.

SECTION 4. PROVISIONS REGARDING INVENTORY.

     The following provisions shall apply to all inventory included within the
Collateral:

     4.1 Location. Debtor will promptly notify Secured Party in writing of any addition to, change in or discontinuance of its places of business, the places at which inventory that is included in the Borrower's Loan Limit (as defined in the Loan Agreement described in Section 7.5 hereof) is located as shown herein, the location of its chief executive office and the location of the office where it keeps its records as set forth herein. All Collateral included in said Borrower's Loan Limit will be located at Debtor's places of business existing on the date hereof as modified by any notice(s) given pursuant hereto.

     4.2 Use of Inventory. Until an Event of Default, Debtor may use the inventory in any lawful manner not inconsistent with this Agreement or with the terms or conditions of any policy of insurance thereon and may also sell that part of the Collateral consisting of inventory provided that all of such sales are in the ordinary course of business. A sale in the ordinary course of business does not include a transfer in partial or total satisfaction of a debt. Until an Event of Default, Debtor may also use and consume any raw materials or supplies, the use and consumption of which are necessary in order to carry on Debtor's business.

     4.3 Proceeds. All accounts which are proceeds of the inventory collateral covered hereby shall be subject to all of the terms and provisions hereof pertaining to accounts.

SECTION 5. GENERAL COVENANTS.

     5.1 Financing Statements. Debtor agrees to execute and deliver such financing statement or statements, or amendments thereof or supplements thereto, or other instruments as Secured Party may from time to time require in order to comply with the UCC (or other applicable State law of the jurisdiction where any of the Collateral is located) and to preserve and protect the security interest hereby granted.

     5.2 Performance by Secured Party. Secured Party may, at its option, after an Event of Default, but without obligation to Debtor, discharge taxes, liens or security interests or other encumbrances at any time levied or placed upon the Collateral, and may place and pay for insurance thereon, or pay for the repair, improvement, maintenance and preservation of the Collateral and pay any filing or recording fees necessary to preserve and protect the security interest hereby granted. Debtor agrees to reimburse Secured Party on demand for any payment made or any expense incurred by Secured Party pursuant to the foregoing authorization, and such amount shall constitute additional obligations of Debtor which shall be secured by and entitled to the benefits of this Agreement.
Debtor agrees to pay interest on such amounts at a rate per annum at all times equal to the highest lawful contract rate permitted by applicable usury laws from the date such are incurred by Secured Party until paid by Debtor.

     5.3 Collection of Accounts and Chattel Paper. Secured Party shall have the right at any time, in its own name or in the name of Debtor, after an Event of Default by Debtor and upon five (5) days' notice to Debtor, to notify any and all account debtors or lessees under chattel paper to make payment thereof directly to Secured Party and to demand, collect, receive, receipt for, sue for, compound for and give acquittal for, any and all amounts due or to become due on the accounts and chattel paper, and to endorse the name of Debtor on all commercial paper or chattel paper, as the case may be, given in payment or part payment thereof, and in its discretion to file any claim or take any other action or proceeding which Secured Party may deem necessary or appropriate to protect and preserve and realize upon the security interest of Secured Party in the Collateral; but to the extent Secured Party does not so elect, Debtor shall continue to collect the accounts and rents under chattel paper. Except as otherwise permitted by the provision to this sentence, all proceeds of collection of accounts and chattel paper received by Debtor shall forthwith be accounted for and transmitted to Secured Party in the form as received by Debtor and shall not be commingled with any funds of Debtor; provided, however, that prior to an Event of Default by Debtor in the payment of any Obligations to Secured Party or until the privilege given to Debtor by this provision shall be revoked by Secured Party in writing, Debtor need transmit to Secured Party only the proceeds of accounts included in the identification or assignment made pursuant to Section 3.3.

     5.4 Inspection of Collateral. Debtor shall at all reasonable times allow Secured Party by or through any of its officers, agents, attorneys or accountants, to examine or inspect the Collateral wherever located and to examine, inspect and make extracts from Debtor's books and records. Debtor shall do, make execute and deliver all such additional and further acts, things, deeds, insurances, instruments as Secured Party may require, to more completely vest in and assure to Secured Party its rights hereunder and in or to the Collateral.

     5.5 Insurance. Debtor shall have and maintain insurance at all times with respect to all tangible Collateral covered hereby insuring against risks of fire (including so-called extended coverage), theft and other risks as Secured Party may reasonably require, containing such terms, in such form and amounts and written by such companies as may be reasonably satisfactory to Secured Party, all of such insurance to contain loss payable clauses in favor of Secured Party as its interest may appear. All policies of insurance shall provide for ten
(10) days' written minimum cancellation notice to Secured Party and at request of Secured Party shall be delivered to and held by it. Secured Party is hereby authorized to act as attorney for Debtor in obtaining, adjusting, settling and cancelling such insurance and endorsing any drafts or instruments. Secured Party shall be authorized to apply the proceeds from any insurance to the Obligations secured hereby whether or not such Obligations are then due and payable.

     5.6 Additional Collateral. As additional security for payment of the Obligations, Debtor hereby grants to Secured Party a security interest, and a contractual pledge and assignment of, in and to any and all money, property, accounts, securities, documents, chattel paper, claims, demands, instruments, items or deposits of Debtor, or to which Debtor is a party, now held or hereafter coming within Secured Party's custody or control, including without limitation, all certificates of deposit and other depository accounts, whether such have matured or the exercise of Secured Party's rights results in loss of interest or other penalty on such deposits. Without prior notice to or demand upon Debtor, Secured Party may exercise its rights granted above, as well as other rights and remedies at law and equity (all of which are cumulative), at any time when an Event of Default has occurred.

SECTION 6. DEFAULT.

     6.1 Event of Default. The occurrence of any one or more of the following events or conditions shall constitute an event of default (herein called an "Event of Default"): (a) an Event of Default under the terms of the Loan Agreement; (b) the title of Debtor to a substantial part of the Collateral shall become the subject of litigation which would or might, in Secured Party's opinion, upon final determination result in substantial impairment or loss of the security provided by this Agreement and upon notice by Secured Party to Debtor such litigation is not dismissed within sixty (60) days of such notice;
(c) any sale, lease, encumbrance, transfer or other disposition of the Collateral without Secured Party's consent;

or (d) the Collateral becomes, in the reasonable judgment of Secured Party, unsatisfactory or insufficient in character or value.

     6.2 Maturity of Obligation. Upon the occurrence of an Event of Default, and at any time thereafter, Secured Party, may, at its option, without demand, notice of intention to accelerate, notice of acceleration, notice of nonpayment, presentment, protest, notice of dishonor, or any other notice whatsoever, to the Debtor, declare all Obligations secured hereby immediately due and payable and Secured Party shall thereupon have the rights and remedies of a secured party under the UCC and as otherwise granted herein or under any applicable law or in any other agreement executed by Debtor (all of which rights and remedies shall be cumulative), including, without limitation, the right to sell, lease or otherwise dispose of any or all of the Collateral and to apply the proceeds thereof toward payment of any costs and expenses and attorney's fees and legal expenses thereby incurred by the Secured Party and toward payment of the Obligations in such order or manner as the Secured Party may elect. Secured Party shall have the right to take immediate possession of the Collateral, with or without process of law, and for that purpose Secured Party may enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom. Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will send Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or other disposition thereof is to be made. The requirement of sending a reasonable notice shall be met if such notice is mailed, postage prepaid, to Debtor at the address designated at the beginning of this Agreement at least ten (10) days before the time of the sale or disposition. Expenses of sale, legal expenses, plus interest thereon at a rate per annum at all times equal to the highest lawful contract rate permitted by applicable usury laws, shall constitute additional Obligations of Debtor which shall be due on demand and which shall be secured by and entitled to the benefits of this Agreement. If the proceeds of any sale or other lawful disposition by Secured Party of the Collateral following its retaking are insufficient to pay the expenses of retaking, repairing, holding, preparing the Collateral for sale, selling it and the like, to satisfy the Obligations of Debtor to Secured Party, then Debtor agrees to pay any deficiency, but Debtor shall be entitled to any surplus if one results after lawful application of all such proceeds.

     6.3 Remedy. Secured Party may remedy any Event of Default and may waive any default without waiving the Event of Default remedied or without waiving any other prior or subsequent Event of Default.

     6.4 Limitation of Charges. It is the intention of the parties hereto to comply with applicable laws; accordingly, it is agreed that notwithstanding any provision to the contrary in this Agreement, or in any of the documents evidencing the Obligations or otherwise relating thereto, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by such laws. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in this Security Agreement, or in any of the documents evidencing the Obligations or otherwise relating thereto, then in such event (a) the provisions of this Section shall govern and control, (b) neither Debtor hereof nor its successors or assigns or any other party liable for the payment thereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount permitted by such laws, (c) any such excess which may have been collected shall be, at the option of the holder of the instrument evidencing the Obligations, either applied as a credit against the then unpaid principal amount thereof or refunded to the maker thereof and (d) the effective rate of interest shall be automatically subject to reduction to the maximum lawful rate allowed to be lawfully contracted for by Debtor under applicable usury laws as now or hereafter construed by the courts having jurisdiction. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under the Note or under such other documents which are made for the purpose of determining whether such rate exceeds the maximum lawful rate of interest, shall be made, to the extent permitted by applicable laws, by amortizing, prorating, allocating and spreading in equal parts during the period of full stated term of the Obligations, all interest at any time contracted for, charged or received from Debtor or otherwise by the holder of the Obligations in connection with such Obligations.

     6.5 Cumulative Remedies. The remedies of Secured Party hereunder are cumulative, and the exercise of any one or more of the remedies provided herein shall not be construed as a waiver of any of the other remedies of Secured Party.

SECTION 7. GENERAL.

     7.1 Partial Invalidity and Construction. Any provision hereon found to be invalid under the law of the State of Texas, or any other State having jurisdiction or other applicable law, shall be invalid only with respect to the offending provision. All words used herein shall be construed to be of such gender or number as the circumstances require. If this Agreement is executed by more than one Debtor, the obligations of all such Debtors shall be joint and several. This Agreement shall be binding upon the heirs, personal representatives, successors or assigns of the parties hereto, but shall inure to the benefit of successor or assigns of Secured Party only. The law of the State of Texas shall apply to this Agreement and its construction and interpretation.

     7.2 Reproduction as Financing Statement. Any carbon, photographic or other reproduction of any financing statement signed by Debtor is sufficient as a financing statement for all purposes, including without limitation, filing in any state as may be permitted by the provisions of the Uniform Commercial Code of such state.

     7.3 Prior Agreements. This Agreement and the security interest herein granted are in addition to, and not in substitution, novation or discharge of, any and all prior or contemporaneous security agreements and security interests in favor of Secured Party or assigned to Secured Party by others. All rights, powers and remedies of Secured Party in all such security agreements are cumulative, but in the event of actual conflict in terms and conditions, the terms and conditions of the latest security agreement shall govern and control.

     7.4 Continuing Effect. The security interest hereby granted and all the terms and provisions hereof shall be deemed a continuing security agreement and shall continue in full force and effect, and all the terms and provisions hereof shall remain effective as between the parties, until first to occur of the following: (i) the expiration of four (4) years from the date of payment of Debtor's last Obligations to Secured Party; or (ii) repayment by Debtor of all Obligations secured hereby and the giving by Debtor of ten (10) days' written notice of revocation of the terms and provisions hereof.

     7.5 Loan Agreement. This Agreement is being executed in connection with that certain Amended and Restated Letter Loan Agreement (the "Loan Agreement") by and between Debtor and Secured Party of even date herewith, reference to which is here made for all purposes.

     7.6 Amendment and Restatement. This Agreement is given in amendment and restatement of that certain Amended and Restated Security Agreement dated April 21, 1995, executed by and between Debtor and Secured Party. All security interests securing the Obligations are hereby ratified, confirmed, renewed, extended and brought forward and said security interests shall not in any manner be waived, the purpose of this amendment and restatement being simply to carry forward all security interests securing the Obligations, which security interests are acknowledged by Debtor to be valid and subsisting.

     7.7 No Oral Agreements. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     SIGNED in multiple counterparts and delivered on the day and year first above written.

                                    Debtor:

                                    RAWSON-KOENIG, INC.


                                    By  /s/ THOMAS C. RAWSON
                                        -------------------------
                                        Thomas C. Rawson,
                                        Chairman of the Board

                                  EXHIBIT "A"
                             HARRIS COUNTY PROPERTY


Tract I:

Being 13.400 acres out of the John Flowers 1/3 League, Abstract No. 269, Houston, Harris County, Texas; said 13.400 acre tract being part of and out of that certain tract described by instrument filed under County Clerk's File No. F921426, and recorded under Film Code No. 117-82-1030, of the Official Public Records of Real Property of Harris County, Texas, and being a portion of that certain tract described by instrument filed under Harris County Clerk's File No. F921425, and recorded under Film Code No. 117-82-1027, of said property records; said 13.400 acre tract of land being more fully described as follows:

COMMENCING at a found 1-1/4 inch iron pipe marking the southeasterly corner of Central Park Northwest, Section Two, as recorded in Volume 286, Page 62 of the Harris County Map Records of Harris County, Texas; said 1-1/4 inch iron pipe also marking the northerly right-of-way line of Dacoma Street (width varies);

THENCE S 89 degrees 04' 00" W, a distance of 278.80 feet along said northerly right of way line for Dacoma Street to a found 1-3/8 inch iron rod marking the beginning of a curve to the right;

THENCE along said curve to the right having a central angle of 13 degrees 34' 20" and a radius of 1357.50 feet, an arc distance of 321.57 feet, subtended by a chord bearing S 89 degrees 08' 50" E, 320.82 feet in length, to a found 5/8 inch iron rod in the northerly right-of-way line of Dacoma Street (width varies), said point also marking the southeast corner of the remainder of Lot 4 out of the ZONANA Subdivision as recorded in Volume 25, page 1 of the Harris County Map Records;

THENCE N 15 degrees 54' 06" E, along the easterly line of said ZONANA Subdivision, for total length of 574.57 feet to a found 1/2 inch iron rod; said point being the Point of Beginning;

THENCE S 49 degrees 45' 31" E, a distance of 143.98 feet to a found 5/8 inch iron rod found in the westerly line of a 21.9867 acre tract as described by instrument filed under County Clerk's File No. F808743, and recorded under Film Code No. ###-##-####, of the Official Public Records of Real Property of Harris County, Texas;

THENCE N 17 degrees 35' 00" E, along westerly line of said 21.9867 acre tract a distance of 91.10 feet to a set 5/8 inch iron rod marking the beginning of a curve to the left;

THENCE along said curve to the left having a central angle of 16 degrees 18' 00", a radius of 270.00 feet, subtending by a chord bearing N 09 degrees 26' 00" E, 76.55 feet in length, and a total

                               Page 1 of 3 Pages
distance of 76.81 feet to a found 5/8 inch iron rod, said rod being in the westerly line of said 21.9867 acre tract;

THENCE N 01 degrees 17' 00" E, along the westerly line of said 21.9867 acre tract a distance of 574.58 feet to a set 5/8 inch iron rod;

THENCE N 66 degrees 23' 00" W, a distance of 570.83 feet to a set 5/8 inch iron rod marking an interior corner of said 21.9867 acre tract;

THENCE S 23 degrees 37' 00" W, with the easterly line for the Fairway Park Subdivision as recorded in Volume 184, Page 135, of the Harris County Map Records, a distance of 931.73 feet to a set 5/8 inch iron rod;

THENCE S 66 degrees 24' 48" E, a distance of 479.00 feet to a set 5/8 inch iron rod;

THENCE N 16 degrees 06' 00" E, a distance of 314.37 feet to a found cyclone fence corner;

THENCE S 74 degrees 14' 34" E, a distance of 85.04 feet to a found 1/2 inch iron rod;

THENCE S 49 degrees 46' 17" E, a distance of 164.47 feet to the PLACE OF BEGINNING and containing 13.400 acres (583,704 square feet) of land more or less.


Tract II:

Easement rights appurtenant to 13.400 acres, more or less, described as Tract I hereinabove, out of the John Flowers 1/3 League, Abstract No. 269, Houston, Harris County, Texas, as such rights were created by and between Albert S. Weycer, Trustee, et. al., and Keystone International, Inc., as set forth under instrument filed under Clerk's File No. J851285 of the Official Public Records of Real Property of Harris County, Texas.

                               Page 2 of 3 Pages

                                  EXHIBIT "A"
                            TARRANT COUNTY PROPERTY



Lots 3, 4, 5, 6, 7, 8, 9 and 10, Block 1, RANDOL ADDITION to the City of Haltom City, Tarrant County, Texas, according to plat recorded in Volume 388-18, Page 73, Deed Records of Tarrant County, Texas.

                              RAWSON-KOENIG, INC.

                                  CERTIFICATE


     The undersigned hereby certifies that he is the duly elected and acting Secretary of RAWSON-KOENIG, INC., a Texas corporation (the "Company"), and as such has custody of the corporate records of the Company and is authorized to execute and deliver this Certificate on behalf of the Company; and with reference to loans being extended by BANK ONE TEXAS, N.A. (the "Lender") to the Company, the undersigned hereby further certifies as follows:

     1. Attached hereto as Exhibit "A" is a full, true and correct copy of the Resolutions duly adopted by the Board of Directors of the Company by a unanimous written consent effective June 18, 1997, in accordance with the Texas Business Corporation Act, and the Articles of Incorporation and Bylaws of the Company.

     2. The Resolutions attached as Exhibit "A" hereto have not been amended, modified or rescinded and are in full force and effect on the date hereof.

     3. The undersigned officers have been duly elected to the positions set forth next to their respective names below, and are qualified to act in such capacities and execute documents on behalf of the Company, and the signature appearing opposite each name is the authentic signature of each such officer.

     Name                      Office                     Signature
     ----                      ------                     ---------

                                                     /s/ CATHERINE A. RAWSON
Catherine A. Rawson          President               ________________________

                         Chairman of the Board       /s/ THOMAS C. RAWSON
Thomas C. Rawson                and                  ________________________
                        Chief Executive Officer
                                                     /s/ FREDRICK C. WAMHOFF
Fredrick C. Wamhoff           Secretary              ________________________


     4. The Company is duly organized and existing under the laws of the State of Texas.

     5. All franchise and other taxes required to maintain the Company's existence have been paid and no such taxes are delinquent.

     6. No proceedings are pending for the forfeiture of the Company's authority to do business or to force its dissolution, voluntarily or involuntarily.

     7. There is no provision in the Articles of Incorporation or Bylaws of the Company limiting the above-described resolutions, and said resolutions are in conformity with the provisions of the Company's Articles of Incorporation and Bylaws, and with the proceedings of the Board of Directors.

     8. The Articles of Incorporation of the Company previously delivered to the Lender are in full force and effect and have not been amended or modified, except as may have been disclosed in writing to the Lender.

     9. The Bylaws of the Company previously delivered to the Lender are in full force and effect and have not been amended or modified except as may have been disclosed in writing to the Lender.

     EXECUTED the 18th day of June, 1997.

                                 /s/ FREDRICK C. WAMHOFF
                                 ____________________________________
                                 Fredrick C. Wamhoff, Secretary


     The undersigned, the Chairman of the Board of the Company, hereby certifies that Fredrick C. Wamhoff is the Secretary of the Company and is authorized to execute and deliver this Certificate for and on behalf of the Company.

                                 /s/ THOMAS C. RAWSON
                                 ____________________________________
                                 Thomas C. Rawson, Chairman of the Board

                                  EXHIBIT "A"


     WHEREAS, RAWSON-KOENIG, INC. (the "Company") shall secure loans (the "Loans") from BANK ONE TEXAS, N.A. (the "Lender"), in the total amount of $8,790,000.00, pursuant to the terms of the Amended and Restated Letter Loan Agreement.

     RESOLVED, further, in regard to the Loan that any one of the President, the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary of the Company is hereby authorized and directed to execute and deliver, for and on behalf of the Company, documents as may be deemed necessary or desirable by such officers or required by the Lender in regard to the Loan; and further

     RESOLVED, that the drafts of such documents presented to the Board of Directors of the Company are hereby approved; and further

     RESOLVED, that the officers executing and delivering any of the above-described documents are hereby authorized and empowered to execute and deliver the same in the name and on behalf of the Company, and in such manner of counterparts as the officer or officers executing the same shall deem necessary or desirable, and with such terms, conditions and provisions, including modifications from the drafts presented to the Board of Directors, as the officer or officers executing the same may approve, the execution of such documents to evidence with approval conclusively; and further

     RESOLVED, that any and all instruments executed and delivered on behalf of the Company in connection with the foregoing resolutions by any person purporting to be an officer of the Company shall be deemed to be the act of the Company and shall be in all respects binding against the Company; and further

     RESOLVED, that the officers of the Company be, and they hereby are, authorized and empowered on behalf of and in the name of the Company to take or cause to be taken in the name of the Company all such other and further action, to make all payments and to execute, acknowledge and deliver any and all certificates, opinions, documents and other instruments in such form and under the corporate seal as required, as in the judgment of such officers may be necessary, proper or convenient in order to carry out the foregoing resolutions, to consummate the Loan described herein, and to comply with the terms and provisions of all the documents described above; and further

     RESOLVED, that all actions by any and all officers of the Company taken or performed up to the date hereof and in respect to the preparation, execution and delivering of the documents, certificates or other instruments required pursuant to the provisions of the above-described documents, and the taking prior to the date hereof of any and all actions otherwise required by the terms and provisions of said documents or any other documents executed in connection therewith be, and they are hereby, in all respects approved, ratified and confirmed; and further

     RESOLVED, that any one of the President, the Chairman of the Board of Directors, the Chief Executive Officer or the Secretary of the Company is hereby authorized to make applications for and effect other loans from time to time on behalf of the Company from the

Lender and for such loans, to make, execute and deliver promissory notes, drafts, bonds or other written obligations of the Company in such form, date and maturity and at such rate of interest as such officer or officers of the Company may determine and in the event the Company adopts a corporate seal, to cause the same to be affixed to any such instruments whenever necessary or required. It is further resolved that said officers are hereby authorized in the name of the Company to renew or extend any loan or loans from time to time and execute and deliver promissory notes, drafts, bonds or other obligations or extensions to any notes theretofore given; and further

     RESOLVED, that the authority hereinabove given to said officers to negotiate loans in excess of the Loan specifically referenced herein shall remain irrevocable insofar as the Lender is concerned until the Lender be notified of the revocation of such authority and shall in writing acknowledge receipt of such notification.

                    NOTICE OF INVALIDITY OF ORAL AGREEMENTS

TO: BORROWER AND ALL OTHER DEBTORS AND OBLIGORS WITH RESPECT TO THE LOAN WHICH IS IDENTIFIED BELOW.

1. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

2.   As used in this Notice:

     "Borrower" means the borrower identified below.

     "Debtor" and "Obligor" mean any entity who (i) is obligated or becomes obligated to pay the Loan (for example, as maker, cosigner or guarantor) or (ii) has pledged any property as security for the Loan.

     "Lender" means the lender identified below.

     "Loan" means the loans by Lender which are evidenced by the promissory notes and note modification agreements of even date herewith executed by Borrower, payable to the order of Lender, as more fully described in the Amended and Restated Letter Loan Agreement of even date herewith.

     "Loan Agreement" means one or more promises, promissory notes, agreements, undertakings, security agreements, deeds of trust or other documents, or commitments, or any combination of those actions or documents, relating to the Loan.

3. Each Borrower, Debtor, and Obligor who signs below acknowledges, represents, and warrants to Lender that Lender has given and such party has received a copy of this Notice on the date stated above, prior to the execution of any Loan Agreement.

LENDER:                             BORROWER:

BANK ONE TEXAS, N.A.                RAWSON-KOENIG, INC.


By  /s/ JOHN E. ELAM, JR.             By  /s/ THOMAS C. RAWSON
    ---------------------------------     ------------------------------
    John E. Elam, Jr., Vice-President     Thomas C. Rawson, Chairman
                                          of the Board of Directors

Date: June 18, 1997                    Date: June 18, 1997
    ---------------------------------       ----------------------------